UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SLM Corporation

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300 Continental Drive Newark, Delaware 19713

LETTER FROM THE

CHIEF EXECUTIVE OFFICER

April 22, 2021

Dear Fellow Stockholders:

When I joined Sallie Mae as Chief Executive Officer last year, nobody could have predicted the challenges that we would face in 2020. A global pandemic, social injustice and unrest, and a Presidential election that revealed a divided nation. These challenges had a direct impact on Sallie Mae: we implemented new ways of working, our customers and university partners imagined new ways of delivering education, and our team members managed the stresses and strains impacting their families and our communities. Through it all, however, our team members demonstrated true grit and determination.

As the leader in higher education financing, we strive to be more than just a lender. Access to higher education has a multi-generational impact on the economic success of families. Higher education is also a critical factor in promoting economic mobility and social justice. Because these stakes are so high, we recognize that the journey to and through college is stressful and uncertain for students and their families. As a result, our mission is to power confidence as students begin their unique life journeys.

We are proud that last year we served more than 420,000 students and families with their direct financing needs. We are also proud to have provided tools, information, and services to millions of additional customers to help them simplify the college planning process, improve access, and support the completion of higher education. In addition, in 2020, we pioneered new initiatives to advance equality and social justice, including a $4.5 million commitment over the next three years to provide scholarships and grants to support minority and underserved communities.

This commitment to powering confidence, increasing access and opportunity, and advancing social justice and college completion are highlighted in our latest Corporate Social Responsibility report that was published in April 2021, available on our website at www.salliemae.com.

We appreciate that we cannot “win” for our customers if we do not also “win” for our stockholders. Our investment thesis is simple: we seek to provide attractive growth through a focus on market share and operating leverage, expertly allocate and return capital to stockholders, and manage risk. Further, we seek to align the interest of our team members with this long-term valuation orientation.

Our strategy is designed to deliver for both our customers and stockholders and is comprised of five strategic imperatives. These imperatives include maximizing the profitability and growth of our core business; optimizing the value of our brand and our attractive client base; better informing the external narrative about student lending; maintaining a rigorous and predictable capital allocation and return program to create shareholder value; and driving a mission-led culture. Progress on each imperative is underway through a new organizational structure—introduced in 2020—to better aligns with these focused strategic initiatives.

I look forward to you joining me at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 8, 2021, at 1 p.m. EDT to be held virtually via the Internet at www.virtualshareholdermeeting.com/SLM2021.

Details of the business to be conducted at the Annual Meeting and how to participate at the meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support and confidence in Sallie Mae.

All best,

Jonathan W. Witter

Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING

OF STOCKHOLDERS

Date	Time	Place
Tuesday June 8, 2021	1:00 p.m. Eastern Daylight Time	Meeting live via the Internet – please visit: www.virtualshareholdermeeting.com/SLM2021

Items of Business:

Proposal 1—Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

Proposal 2—Approve the SLM Corporation 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”), including the number of shares of Common Stock authorized for issuance under the plan;

Proposal 3—Approve, on an advisory basis, Sallie Mae’s executive compensation;

Proposal 4—Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2021; and

Other Business—Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 12, 2021, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 12, 2021, 322,869,208 shares of Common Stock were outstanding and eligible to be voted.

How to Vote:

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience.

You may vote one of the following ways:

By Telephone 1-800-690-6903
By Internet before the meeting www.proxyvote.com
By Mail completing and signing the proxy card enclosed and returning it in the envelope provided
By Internet during the meeting www.virtualshareholdermeeting.com/SLM2021

2021 Virtual Annual Stockholder Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for SLM at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, Board of Directors and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including submitting questions. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SLM2021. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 1:00 p.m., Eastern Daylight Time. We encourage you to log in and access the meeting at least 15 minutes prior to the start time.

By order of the Board of Directors

Richard M. Nelson

Corporate Secretary

April 22, 2021

2021 Proxy Statement — SLM CORPORATION

SLM CORPORATION — 2021 Proxy Statement

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about April 28, 2021. In light of the persisting coronavirus (“COVID-19”), for the safety and well-being of our stockholders, and taking into account the protocols of local, state and federal governments, we have determined that the Annual Meeting will be held in a virtual meeting format only (with no in-person meeting), via the Internet, at www.virtualshareholdermeeting.com/SLM2021. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) are available at: https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2020 Form 10-K without charge to any stockholder upon written request.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement and 2020 Annual Report carefully before you vote.

SLM’s Strategy

With the arrival of a new CEO in 2020, and based on changing market dynamics, we undertook a comprehensive strategic review. The strategic review validated much of our previous strategy, but also highlighted several areas for greater focus. As a result, we introduced the following five strategic imperatives in the third quarter of 2020, that we believe will increase stockholder value:

•

Maximize the profitability and growth of our core business. Our goal is to build upon our position as the leading lender in the private student loan market to maximize profitability and growth. We will seek to expand our share of the market through initiatives to increase the volume of applications, approval rate on the applications we receive, and ultimate funding rate for customers. We will endeavor to accomplish this without diminishing our risk/return appetite and, in some cases, by enhancing it. We will also seek to improve the efficiency of our marketing and customer acquisition strategies through the implementation of robust direct to consumer marketing technologies. Finally, we will endeavor to drive greater efficiency and operating leverage through continued efficiency efforts and leveraging past investments in systems and platforms.

•

Optimize the value of our brand and our attractive client base. Our well-known brand, which is synonymous with student lending, is a strong asset. Our goal, however, is to improve upon it and make it a beloved brand that will strengthen our position in the private student loan industry. We will endeavor to do this by improving our current products and our servicing experience. We will focus on improving our already high customer satisfaction scores by simplifying our customer touch points. In addition, we plan to improve the presentation of our free products that help students and families plan and pay for college, such as our cost of college calculators and our scholarship search engine. A very large number of people who currently visit our website are not our borrowers. We would like to deepen our relationship with those customers to enhance our brand, improve our core business, and potentially develop new growth opportunities in the future.

•

Better inform the external narrative about student lending. The marketplace presents both real and perceived risk to private student lending. We will engage with bipartisan policymakers to help them better understand the role of private lenders and how Sallie Mae provides tools, resources, and responsible financing to help students and families access and complete college.

2021 Proxy Statement — SLM CORPORATION    1

•

Maintain a rigorous and predictable capital allocation and return program to create stockholder value. Our goal is to remain very disciplined by generating high returns on equity in our core business and by returning capital to stockholders when it cannot be deployed in a way that generates high returns and supports our core private student lending business. We expect to continue to sell loans at premiums attractive to us and use the capital released and gains generated to repurchase shares of our Common Stock, if we believe the stock is undervalued by reasonable measures. Our focus on loan sales to generate capital to return to stockholders is likely to continue throughout the phase-in of the regulatory capital implications of current expected credit losses (“CECL”), after which period of time we intend to generate significant excess capital organically for stockholders.

•

Drive a mission-led culture. We believe, and research affirms, mission-led companies generate superior outcomes for customers, employees, stockholders, and other key stakeholders. To drive performance, we will continue to align and advance a culture tied directly to our mission: to power confidence as students begin their unique journey.

Our Response to COVID-19

The impact of COVID-19 is felt by our colleagues, our customers, and our communities. In response to COVID-19, we implemented efforts to safeguard our team members and enabled a remote work environment. In addition, we have taken steps to help our customers in this time of crisis. Further, The Sallie Mae Fund, our charitable arm, has made contributions to assist in our hometown communities.

To make it as easy as possible to access the assistance they need, we have communicated to our customers multiple times and in multiple ways. At the start of the pandemic, we sent all our customers an email explaining their self-serve options and how to contact us if they need assistance. We continue to send emails to those customers who have enrolled for COVID-19 disaster forbearance and we regularly update our website at www.SallieMae.com/coronavirus with the latest information on how our customers can access their account and get assistance or payment relief, if needed.

Our goal has been to support our team members during the present uncertainty while meeting the needs of our customers and providing business continuity. Early in the crisis, we provided our people with information about best practices to prevent the spread of COVID-19 and other viruses or illnesses and have enabled substantially all of our workforce to work remotely. To further protect the health and welfare of our people and respond to their individual circumstances, we have provided additional wellness assistance. We have also encouraged team members who potentially have been exposed to COVID-19 to self-quarantine for 14 days while we continue to pay them. To ease access to medical assistance, we are waiving co-payments for COVID-19 testing and telemedicine for those team members enrolled in our health insurance plans.

While the Company closely monitored the impact of the COVID-19 crisis on the economy and our business, it was ultimately determined that no changes or adjustments needed to be made to our executive compensation programs in response to COVID-19.

2021 Annual Meeting of Stockholders

Time and Date June 8, 2021 1:00 p.m. EDT	Virtual Location www.virtualshareholdermeeting.com/SLM2021	Record Date April 12, 2021

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval of the 2021 Omnibus Incentive Plan, including the number of shares of Common Stock authorized for issuance under the 2021 Omnibus Incentive Plan. Proposal 3 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 4 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

The Board of Directors recommends that you vote FOR each of Proposals 1 - 4 as discussed in more detail below.

2    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Mark L. Lavelle	Frank C. Puleo	Robert S. Strong
Mary Carter Warren Franke	Ted Manvitz	Vivian C. Schneck-Last	Jonathan W. Witter
Marianne M. Keler	Jim Matheson	William N. Shiebler	Kirsten O. Wolberg

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under our By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12, effective as of the Annual Meeting.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each director nominee, including each individual’s age, principal occupation, and business experience during the past five years. Information concerning each director nominee is based in part on information received from the respective director nominee and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. The Nominations, Governance and Compensation Committee (the “NGC Committee”) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2021 Proxy Statement — SLM CORPORATION    3

PROPOSAL 1—ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

PAUL G. CHILD Former Office Managing Partner, Salt Lake City, Deloitte LLP (Independent) (Audit Committee Chair)

Professional Highlights:

•  Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2009 to present

•  Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•  Director, Mountainwest Capital Network—2002 to 2008

•  Director, United Way of Greater Salt Lake—2001 to 2008

Qualifications: Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services, and capital markets.

Age: 72

Director since: April 2014

MARY CARTER WARREN FRANKE Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co. (Independent) (Board Chair)

Professional Highlights:

•  Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•  Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, The Warfield Fund—2007 to present

•  Director, Saint Mary’s School—2014 to 2020

•  Director, Hobe Sound Community Chest—2017 to present

•  Director, Paul’s Place—2014 to 2017

Qualifications: Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Age: 64

Director since: April 2014

4    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

MARIANNE M. KELER Attorney, Keler & Kershow PLLC (Independent)

Professional Highlights:

•  Attorney, Keler & Kershow PLLC—2006 to present

•  Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•  Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•  Vice President & Associate General Counsel, Student Loan Marketing Association—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Board Chair, Building Hope (charter school lender)—2004 to 2020

•  Board Chair, American College of the Mediterranean—2018 to present; trustee since 2007

•  Board Chair, American University in Bulgaria—2008 to 2014; trustee since 2001

•  Finance Committee Chair, EL Haynes Charter School Board of Directors—2006 to 2012

•  Member, Georgetown University Board of Regents—2009 to 2015

•  Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•  CubeSmart (NYSE: CUBE)—2007 to present; Board Chair—2018 to present

Qualifications: Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student and consumer lending, legal and corporate governance, and higher education.

Age: 66

Director since: April 2014

MARK L. LAVELLE Chairman and CEO, Deep Lake Capital (Independent)

Professional Highlights:

•  Chairman and CEO, Deep Lake Capital—2021 to present

•  Senior Vice President, Commerce Cloud, Adobe Inc.—2018 to 2019

•  Chief Executive Officer, Magento Commerce—2015 to 2018

•  Senior Vice President, Product, eBay Enterprise—2013 to 2015

•  Senior Vice President, Strategy and Partnerships, eBay, Inc.—2012 to 2013

•  Senior Vice President, Strategy and Business Development, PayPal, Inc.—2009 to 2012

•  Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.—2001 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2019 to present

•  Director, Armada Inc—2018 to present

•  Director, Second Chance—2008 to present

Qualifications: Mr. Lavelle’s extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology allows him to provide valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations.

Age: 55

Director since: April 2019

2021 Proxy Statement — SLM CORPORATION    5

PROPOSAL 1—ELECTION OF DIRECTORS

TED MANVITZ Former Executive Vice President and Chief Financial Officer, IHS Holding Ltd (Independent)

Professional Highlights:

•  Senior Advisor, IHS Holding Limited—2019 to 2021; Executive Vice President and Chief Strategy Officer—2018 to 2019; Chief Financial Officer—2016 to 2018; Chief Investment Officer—2013 to 2016; Chief Operating Officer—2011 to 2013; Executive Director, Corporate Finance and M&A—2010 to 2011

•  Managing Director, Arm Capital Partners—2009 to 2010

•  Executive Director, J.P. Morgan Securities, Inc.— 2006 to 2009; Vice President—2004 to 2006; Associate Vice President—2002 to 2004

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2021 to present

•  Non-executive director and Senior advisor, Cornerstone Capital Partners—2020 to present

•  Adjunct Faculty, American University—2020 to present

Qualifications: Mr. Manvitz’s extensive experience in the areas of strategic planning, senior executive management, operations, finance, mergers and acquisitions, and capital markets allows him to provide value insight to the Board of Directors in driving growth, building partnerships, and creating value.

Age: 49

Director since: March 2021

JIM MATHESON Chief Executive Officer, NRECA (Independent)

Professional Highlights:

•  Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to present

•  Director, United States Global Leadership Coalition—2019 to present

Qualifications: Mr. Matheson’s extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Age: 61

Director since: March 2015

6    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

FRANK C. PULEO Attorney (Independent) (Risk Committee Chair)

Professional Highlights:

•  Attorney—2006 to 2016

•  Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Director, South Street Securities Holdings Inc. (f/k/a CMET Finance)—2008 to present

•  Director, Syncora Guaranty, Inc.—2018 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Director, CIFC Corporation—2006 to 2014

Directorships of other public companies:

•  Apollo Investment Corporation—2007 to present

Qualifications: Mr. Puleo’s background as a corporate and finance attorney enables him to bring analytical, legal, and financial insight to the Board of Directors in the areas of financial services, capital markets transactions, and corporate governance.

Age: 75

Director since: March 2008

VIVIAN C. SCHNECK-LAST Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company (Independent)

Professional Highlights:

•  Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•  Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•  Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Advisor/Director, Portrait Capital Systems, LLC—2015 to 2019

•  Advisor/ Director, Coronet—2015 to present

•  Director, Bikur Cholim of Manhattan—2014 to present

Directorships of other public companies:

•  SCVX Corp.—2020 to present

Qualifications: Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Age: 60

Director since: March 2015

2021 Proxy Statement — SLM CORPORATION    7

PROPOSAL 1—ELECTION OF DIRECTORS

WILLIAM N. SHIEBLER Private Investor (Independent) (NGC Committee Chair)

Professional Highlights:

•  Private Investor—2007 to present

•  Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•  President and Chief Executive Officer, Putnam Mutual Funds; Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Trustee, Buffalo Bill Center of the West in Cody, WY—2007 to present; Elected as Vice Chairman and Chairman Elect—2019; Chairman—2020

Former Directorships of other public companies:

•  Calamos Asset Management, Inc.—2012 to 2017

•  OXiGENE, Inc.—2002 to 2012

•  MasTec Inc.—2001 to 2004

Qualifications: Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management, and business operations.

Age: 79

Director since: April 2014

ROBERT S. STRONG Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities (Independent) (Compliance Committee Chair) (Preferred Stock Committee Chair)

Professional Highlights:

•  Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•  Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•  Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank—1996 to 2001

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, Syncora Guaranty, Inc.—2018 to 2020

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Member, Financial Policy Review Board for the State of New Jersey—2013 to 2016

•  Director, CamberLink Inc.—2013 to 2016

Qualifications: Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations.

Age: 72

Director since: April 2014

8    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

JONATHAN W. WITTER Chief Executive Officer, Sallie Mae (Executive; Not Independent)

Professional Highlights:

•  Chief Executive Officer and Director, Sallie Mae—April 2020 to present

•  Executive Vice President and Chief Customer Officer, Hilton Worldwide Holdings—April 2017 to April 2020

•  President—Retail and Direct Banking, Capital One Financial Corporation—February 2012 to March 2017; President—Retail and Small Business Banking—September 2011 to February 2012; Executive Vice President—Retail Banking—December 2010 to September 2011

•  Chief Operating Officer—Retail Banking Group and President, Morgan Stanley Private Bank—2009 to December 2010

•  Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)—2004 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—April 2020 to present

Qualifications: Mr. Witter’s extensive background and significant leadership experience in the banking industry and his customer experience expertise allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations, and customer service.

Age: 51

Director since: April 2020

KIRSTEN O. WOLBERG Former Chief Technology and Operations Officer, DocuSign (Independent)

Professional Highlights:

•  Chief Technology and Operations Officer, DocuSign—2017 to February 2021

•  Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•  Vice President, Technology, PayPal, Inc.—2012 to 2014

•  Chief Information Officer, Salesforce.com—2008 to 2011

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2016 to present

•  Director, Duco Technology Limited—2020 to present

•  Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

•  Director, Year Up—2008 to present

•  Director, Jewish Vocational Services—2014 to present

Directorships of other public companies:

•  Silicon Graphics International Corp.—2016

•  CalAmp Corp—2020 to present

•  Dynatrace, Inc.—2021 to present

Qualifications: Ms. Wolberg’s extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, and business operations.

Age: 53

Director since: November 2016

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

2021 Proxy Statement — SLM CORPORATION    9

PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

PROPOSAL 2—APPROVAL OF THE 2021

OMNIBUS INCENTIVE PLAN

At the Annual Meeting, upon the recommendation of the NGC Committee to the Board, and the Board’s subsequent approval and recommendation to the stockholders, the stockholders are being asked to approve the SLM Corporation 2021 Omnibus Incentive Plan (the “Omnibus Plan”), including the number of shares of Common Stock authorized for issuance under the Omnibus Plan, to replace the Company’s existing equity incentive plan – the SLM Corporation 2012 Omnibus Incentive Plan (the “Predecessor Plan”). A copy of the Omnibus Plan is attached hereto as Appendix A, and the following summary of the material terms of the Omnibus Plan does not purport to be complete and is qualified in its entirety by the terms of the Omnibus Plan. Following the date of the approval of the Omnibus Plan by the stockholders, no further awards will be issued under the Predecessor Plan; provided that the Company may grant awards under the Predecessor Plan through June 8, 2021. However, in the event that the Omnibus Plan is not approved by stockholders, awards will continue to be made under the Predecessor Plan. Stockholders originally approved the Predecessor Plan at our 2012 annual meeting of stockholders, and approved amendments to the Predecessor Plan at our 2017 annual meeting of stockholders. The Board of Directors is requesting this vote in order to obtain stockholder approval of the Omnibus Plan.

Considerations for the Approval of the Omnibus Plan

In designing the Omnibus Plan, the NGC Committee and the Board of Directors carefully considered our anticipated future equity needs, our historical equity incentive compensation practices, and the advice of the NGC Committee’s independent compensation consultant. The Board of Directors believes that the grant of Common Stock and other equity-based incentives for members of the Board of Directors, senior management, other members of management, and employees of the Company is an essential component of the mix of compensation awarded to these individuals. Equity-based incentives encourage proprietorship and commitment to the Company’s business goals and objectives, thereby aligning these individuals’ interests with those of the Company’s stockholders, and enable the Company to continue to attract and retain highly qualified employees and directors. Stockholders are encouraged to read more about the Company’s philosophy regarding the importance of equity-based incentives for senior management in the “Compensation Discussion and Analysis” section of this proxy statement.

The aggregate number of shares of SLM Corporation’s Common Stock, $0.20 per share (collectively, the “Shares” and each a “Share”) being requested for authorization under the Omnibus Plan pursuant to awards granted after the Omnibus Plan’s approval is 20,700,000 Shares. If the Omnibus Plan is approved by our stockholders, the Omnibus Plan will replace the Predecessor Plan (which is the only equity plan of the Company in place as of the date of this proxy statement), and, following the date of such approval, no additional grants will be made under the Predecessor Plan; provided that the Company may grant awards under the Predecessor Plan through June 8, 2021. However, in the event that the Omnibus Plan is not approved by stockholders, awards will continue to be made under the Predecessor Plan.

Key Aspects of the Omnibus Plan

The Omnibus Plan incorporates the best governance practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of the key factors to be considered by stockholders in connection with approving the Omnibus Plan:

✓

Minimum vesting requirements. Awards under the Omnibus Plan are subject to a minimum vesting period of one year from the date of grant (and three years for our Chief Executive Officer), with only narrow exceptions, which we believe will strengthen our employees’ interest in creating long-term value for our stockholders.

✓

No tax gross-ups. No participant is entitled under the Omnibus Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Internal Revenue Code (the “Code”) that may be incurred in connection with awards under the Omnibus Plan.

✓

Limitations on share recycling of options and stock appreciation rights (“SARs”). Shares that are withheld as payment of the exercise price, purchase price, or tax-withholding obligation of an award will not be available again for future issuance under the Omnibus Plan.

✓	No repricings or cash buyout of “underwater” awards. Neither the repricing of options and SARs nor the exchange of new awards for underwater options or SARs is permitted without stockholder approval.

10    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

✓

No evergreen provision. The Omnibus Plan does not contain an “evergreen” feature pursuant to which the Shares authorized for issuance under the Omnibus Plan can be increased automatically without stockholder approval.

✓

Restricted dividends and dividend equivalents on awards. The Omnibus Plan permits payment of dividends on restricted stock awards and dividend equivalents on restricted stock units (“RSUs”), including RSUs subject to performance vesting conditions, in each case, only if and when the underlying award vests. The Omnibus Plan also prohibits the payment of dividends and dividend equivalents on Shares subject to outstanding options or SARs.

✓

Clawback of awards. The NGC Committee has the authority to implement any policy or procedures necessary to comply with the rules, regulations, and other requirements of the SEC, NASDAQ and applicable federal or state securities law, including subjecting awards under the Omnibus Plan to any clawback or recoupment policies that the Company has in place from time to time.

Key Data

The following table includes information regarding outstanding equity awards and Shares available for future awards under the Predecessor Plan as of December 31, 2020:

Total Shares underlying outstanding options	241,675
Weighted average exercise price of outstanding options	$5.24
Weighted average remaining contractual life of outstanding options	0.1 years

Total Shares subject to outstanding, unvested full-value awards(1)	6,864,538
Total Shares currently available for grant as of December 31, 2020	12,983,107

(1)	Assumes performance stock units (“PSUs”) vest at target levels.

Over the last three fiscal years, the Company has granted awards covering a total of 10,110,103 Shares. The following table sets forth information regarding awards granted and the annualized grant rate for each of the three fiscal years:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted	Weighted Average Shares Outstanding	Annualized Grant Rate(1)
2020	-	4,310,977	383,704,798	1.12%
2019	-	3,192,659	427,291,716	0.75%
2018	-	2,606,467	435,053,704	0.6%

(1)	The annualized grant rate is calculated as of December 31 of each fiscal year by dividing the number of Shares subject to awards granted in such fiscal year by the weighted average shares outstanding.

In combination with other activity under the Predecessor Plan that occurred since December 31, 2020, the Company has approximately 10,400,000 shares available for future issuance under the Predecessor Plan as of the record date. Since December 31, 2020, the Company has issued 2,550,496 shares as of the record date and will limit additional grants in the aggregate under the Predecessor Plan between the record date of April 12, 2021 and through the 2021 Annual Meeting of Stockholders to be held on June 8, 2021 to be no more than 400,000 shares in total. Following the date of the approval of the Omnibus Plan by the stockholders, no further awards will be issued under the Predecessor Plan; provided that the Company may grant awards under the Predecessor Plan through June 8, 2021.

Description of Incentive Plan

The following discussion summarizes the material terms of the Omnibus Plan.

General. The Omnibus Plan provides for the grants of stock options (both nonqualified and incentive stock options), SARs, restricted stock, RSUs, performance awards and other cash- and stock-based awards to the Company’s employees and non-employee directors. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards. Compensation payable to Board members in the form of Shares will also be paid from the Omnibus Plan.

Purpose. The purpose of the Omnibus Plan is to attract and retain employees and other individuals and motivate them to perform at the highest level and contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its stockholders.

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PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Eligibility. Employees of the Company and non-employee directors of the Company are eligible to receive awards under the Omnibus Plan. There are approximately 730 employees and 12 non-employee directors currently eligible to receive awards under the Omnibus Plan. Awards under the Omnibus Plan may include grants of options, SARs, restricted stock, RSUs, performance units, and other cash- and stock-based awards. Eligibility for any particular award is determined by the NGC Committee (or the Board of Directors, in the case of awards to non-employee directors) and, in the case of certain awards such as incentive stock options, may be limited by the Code. The basis for participation in the Omnibus Plan is the decision by the NGC Committee (or the Board of Directors, as applicable), in its sole discretion, that an award to an eligible participant will further the Omnibus Plan’s purposes of motivating and rewarding participants to perform at the highest level and contribute to the Company’s success. In exercising its discretion, the NGC Committee and the Board of Directors will consider the recommendations of management and the purposes of the Omnibus Plan.

Administration. Except as otherwise provided in the Omnibus Plan with respect to actions or determinations by the Board of Directors, the Omnibus Plan is administered by our NGC Committee. However, (x) any and all members of the NGC Committee must satisfy any independence requirements prescribed by NASDAQ or any other stock exchange on which the Company lists the Shares, and (y) to the extent that any awards are granted to individuals who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the NGC Committee must consist of two or more “Non-Employee Directors” as defined in SEC Rule 16b-3.

The NGC Committee has authority to administer the Omnibus Plan and to take all actions that are specifically contemplated under the Omnibus Plan except with respect to awards granted to non-employee directors, which will be administered by the Board of Directors. Under the Omnibus Plan, the NGC Committee or the Board of Directors, as the case may be, has the following authority:

•	the power to interpret the Omnibus Plan and adopt such rules, regulations, and guidelines for carrying out the Omnibus Plan as it deems necessary and proper;

•	provide for the extension of the exercisability of an award;

•

correct any defect or supply any omission or reconcile any inconsistency in the Omnibus Plan or in any award agreement in the manner and to the extent the NGC Committee deems necessary or desirable to further the Omnibus Plan’s purposes; and

•

accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the Omnibus Plan or an award or otherwise amend or modify an award in any manner in the case of death, Disability (as defined in the Omnibus Plan), retirement, upon certain terminations of employment or in connection with a Change in Control (as defined in the Omnibus Plan), provided that such change (i) is not adverse to the participant to whom such award was granted, (ii) is consented to by such participant, or (iii) is otherwise authorized under the Omnibus Plan; but in no event shall the exercisability of any option or SAR be extended beyond 10 years from the grant date.

The NGC Committee may delegate the authority to grant awards under the Omnibus Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).

Number of Shares. The Omnibus Plan provides for awards with respect to a maximum of 20,700,000 Shares to employees of the Company and directors of the Company (which constitutes 6.41% percent of the Company’s outstanding 322,869,208 Shares as of April 12, 2021), excluding any awards granted in assumption of, or in substitution for, any outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines (“Substitute Awards”). The number and class of shares available under the Omnibus Plan and/or subject to outstanding awards may be adjusted by the NGC Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company.

Award Limits. All Shares available under the Omnibus Plan are available for grants of incentive stock options.

Individual Limits. During any calendar year, no employee may be granted:

•	options and SARs intended to cover more than the greater of 1,500,000 Shares or Shares with a grant date fair value of $10,000,000;

•

restricted stock, RSUs, performance awards, or other stock-based awards that may be settled solely in Shares intended to cover more than the greater of 1,500,000 Shares and Shares with a grant date fair market value of $10,000,000; and

•

cash awards and RSUs, performance awards, and performance unit awards that may be settled solely in cash, having a value determined on the grant date in excess of $5,000,000 (assuming a maximum payout of performance-based awards).

12    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Limitations on Director Awards. The Omnibus Plan also provides a limit on the cash- and stock-based awards that may be granted to our non-employee directors. Under the Omnibus Plan, no non-employee director may be granted, during any calendar year, cash- or equity-based compensation that would result in aggregate total cash- and/or equity-based compensation determined on the grant date to be in excess of $750,000.

Adjustments. Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as declaration of dividends, stock splits, combinations, corporate mergers, consolidations, amalgamations, acquisitions of property or stock, separations, reorganizations or liquidations, or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Shares, the Shares not issued under that award will again become available for grant under the Omnibus Plan. If Shares are surrendered to the Company or withheld to pay any exercise price or satisfy tax-withholding requirements, such Shares withheld or surrendered will be counted against the number of Shares available under the Omnibus Plan.

Types of Awards.

Stock Options. The Omnibus Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not comply with the requirements of Section 422 of the Code. Options granted under the Omnibus Plan entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The NGC Committee determines the period of time during which an option may be exercised, the vesting schedule, the method and form by which each option is to be exercised, and the expiration date of each option, provided that no option will be exercisable more than 10 years after the grant date. The exercise price per Share covered by an option will be determined by the NGC Committee and may not be less than 100 percent of the fair market value of a Share on the date of grant, except in the case of Substitute Awards.

SARs. The NGC Committee may grant SARs under the Omnibus Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount equal to the number of Shares subject to the portion of the SAR exercised multiplied by the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the exercise or hurdle price of the SAR. Such distributions are payable in cash or Shares, or a combination thereof, as determined by the NGC Committee. The terms and conditions applicable to stock options also apply to SARs. The exercise price per Share covered by a SAR will be determined by the NGC Committee and may not be less than 100 percent of the fair market value of a Share on the date of grant, except in the case of Substitute Awards. The exercise period for a SAR shall extend no more than 10 years after the grant date.

Restricted Stock. The Omnibus Plan also authorizes the grant of restricted stock on terms and conditions established by the NGC Committee, which will include the designation of a restriction period during which the Shares are not transferable and are subject to forfeiture.

Restricted Stock Units. RSUs may be granted subject to terms and conditions as determined by the NGC Committee. In the case of RSUs, no Shares are issued at the time of grant. Rather, upon the lapse of any applicable vesting schedule and other restriction, an RSU entitles a participant to receive Shares or cash, or a combination thereof, as determined by the NGC Committee.

Performance Awards. The NGC Committee may grant performance awards to participants, subject to terms and conditions as determined by the NGC Committee. Performance awards may be denominated in cash, Shares or units, or a combination thereof, and may be earned based on the achievement of one or more performance conditions specified by the NGC Committee. The NGC Committee will make all determinations regarding the achievement of performance goals. Settlement of performance awards will be in cash, Shares, other awards or property, net settlement, or any combination thereof. The NGC Committee may, in its discretion, increase or reduce the amount of a settlement to be made in connection with a performance award.

Dividend Equivalents. The Omnibus Plan authorizes grants of dividend equivalents to any participant either in combination with, or separately from, the awards. A dividend equivalent permits the participant to receive payments equivalent to the dividends paid to holders of Shares. Dividend equivalents are payable in cash or Shares, or a combination thereof, as determined by the NGC Committee, provided that the dividend equivalent will be subject to the same restrictions (including applicable vesting conditions) as the underlying award.

Other Cash and Stock-Based Awards. The Omnibus Plan authorizes the making of other cash- or stock-based awards. The NGC Committee will establish the terms and conditions applicable to each award.

Exercise Price. The exercise price for an option or SAR may not be less than the fair market value of the Shares on the grant date.

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PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Expiration Date. The NGC Committee will determine the expiration date of each option and SAR, but no option or SAR will be exercisable more than 10 years after the grant date.

Change in Control. The Omnibus Plan provides that, upon a Change in Control (as defined in the Omnibus Plan), the NGC Committee retains discretion to accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the Omnibus Plan or an award, or otherwise amend or modify an award in any manner.

Duration, Amendments and Termination. The Omnibus Plan will be effective immediately upon approval by the stockholders of the Company and will automatically terminate on June 8, 2031, if not earlier terminated under the terms of the Omnibus Plan. The Board of Directors may amend, modify, suspend, or terminate the Omnibus Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would materially adversely affect the rights of any participant under any previously granted award will be made without the consent of such participant and (b) no material amendments or alternations will be effective prior to approval by the stockholders to the extent such approval is required, including any amendment that would: (i) materially increase the number of Shares issued under the Omnibus Plan; (ii) materially increase the benefits to participants, including any material change to (x) permit a repricing (or decrease in exercise price) of outstanding options, (y) reduce the price at which awards or options may be offered, or (z) extend the duration of the Omnibus Plan; (iii) materially expand the class of participants eligible to participate in the Omnibus Plan; or (iv) expand the types of awards provided under the Omnibus Plan.

Prohibition on Repricing. Subject to the adjustment provision described above, the NGC Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of the Company’s stockholders.

Restrictions on Transfer. Except as otherwise permitted by the NGC Committee and provided in the award, awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.

Cancellation or “Clawback” of Awards. The NGC Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy, cancel or require reimbursement of any awards granted, Shares issued or cash received upon the vesting, exercise, or settlement of any awards granted under the Omnibus Plan or the sale of Shares underlying such awards.

Registration With the SEC. If our stockholders approve the Omnibus Plan, we plan to file a registration statement on a Form S-8 (and/or an amendment to our existing registration statement that has been filed with respect to the Predecessor Plan) with the SEC, as soon as reasonably practicable after such approval, to register the Shares available for issuance under the Omnibus Plan.

New Plan Benefits. Any awards granted under the Omnibus Plan will be at the discretion of the NGC Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the Omnibus Plan or that would have been granted during the last fiscal year had the Omnibus Plan been in effect.

U.S. Federal Income Tax Consequences. The following is a general summary of the current federal income tax treatment of awards, which are authorized to be granted under the Omnibus Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

14    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b) Election”) as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) Election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Nonqualified Stock Options, SARs, RSUs, Performance Awards, and Other Stock-based Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, RSU, a performance award, or a stock award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of RSUs, performance awards, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized: (i) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (ii) in the case of SARs, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts; and (iii) in the case of RSUs, performance awards, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Tax Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of nonqualified stock options (including incentive stock options that are treated as nonqualified stock options, as described above), SARs, restricted stock, RSUs, performance awards, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied. However, the Company may be subject to limits on tax deductibility relating to compensation under certain statutory provisions, including Section 162(m) of the Code.

Equity Compensation Plan Information. The following table summarizes information as of December 31, 2020, relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

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PROPOSAL 2—APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST
SLM Corporation 2012 Omnibus Incentive Plan
Traditional options	—	$—	—
Net-settled options	—	—	—
RSUs/RES/PSUs	6,864,538	—	—
Total	6,864,538	—	—	12,983,107
Employee Stock Purchase Plan(3)	—	—	—	14,645,894	NQ, RES
Expired Plans					NQ, ISO, RES, RSU, SU
Traditional options	—	$—	—
Net-settled options	139,383	5.24	0.1
RSUs/PSUs	—	—	—
Total	139,383	5.24	0.1	—
Total approved by security holders	7,003,921	5.24	0.1	27,629,001
Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—
Total not approved by security holders	—	—	—	—
Total	7,003,921	$5.24	0.1	27,629,001

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares withheld to cover the option exercise cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2020, where provided. Net-settled shares that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Nonqualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards) and SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) as of December 31, 2020. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

Required Vote. This proposal to approve the Omnibus Plan requires the affirmative vote of the holders of a majority of the Common Stock present, represented, and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter.

Board of Directors Recommendation

✓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN, INCLUDING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2021 OMNIBUS INCENTIVE PLAN.

16    SLM CORPORATION — 2021 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3—ADVISORY VOTE ON

EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2020, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 94.4 percent of the stockholders voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, in 2020 we continued to focus on performance-based compensation for our NEOs as we (i) tied a significant portion of total NEO compensation to the achievement of performance goals that we believe drive the fundamentals of our business and (ii) awarded a significant percentage, set at 50 percent, of the NEO’s long-term incentive plan equity award (“LTIP”) in the form of performance stock units (“PSUs”). In 2021, we further increased the performance based LTIP compensation of our NEOs from 50 percent to 75 percent by changing the mix of equity awards such that NEOs received 25 percent of the LTIP award as PSUs and 50 percent as premium options.

The compensation awarded to our current Chief Executive Officer (“CEO”), Jonathan W. Witter, our former CEO, Raymond J. Quinlan, and other NEOs for 2020 reflects the positive performance of the Company, notwithstanding a global pandemic. The NGC Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2020 pay decisions made by the NGC Committee and the correlation to Company performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are important to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. We believe that our compensation features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy, and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented, and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

✓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

2021 Proxy Statement — SLM CORPORATION    17

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented, and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2021 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	select, evaluate, and compensate the CEO and our NEOs;

•	plan for succession of the CEO and members of the executive management team;

•	review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	review and approve major transactions and business initiatives;

•	through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	recommend director candidates for election by stockholders; and

•	evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “For Investors,” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors, and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	As of April 19, 2020, we have separated the role of Board Chair from CEO. We no longer have a Lead Independent Director elected by the Board of Directors due to the independence of our Board Chair.

•

Each regularly scheduled Board of Directors meeting may conclude with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•

Non-employee directors are to retire no later than at the annual meeting of stockholders following such director’s 75th birthday. An exception is provided for incumbent directors who are 75 years of age or older as of January 1, 2021 who may stand for re-election to the Company’s Board of Directors at the annual meeting of stockholders in 2021 and 2022, subject to recommendation from the NGC Committee and approval of the Board.

Board Leadership Structure

On April 19, 2020, in connection with the appointment of Mr. Witter as the Company’s new CEO, the Board of Directors adopted a structure separating the Board Chair from the CEO. Mr. Quinlan, the Company’s former CEO, served as Board Chair of the Company (as well as Board Chair of Sallie Mae Bank, our wholly-owned subsidiary (the “Bank”)) until June 18, 2020. At that time, Mr. Quinlan no longer served on the

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CORPORATE GOVERNANCE

Board of Directors, and on June 18, 2020, the Board of Directors appointed Ms. Franke, an independent director of the Company and Bank since 2014, to serve as the first woman to chair the Board of Directors of the Company as well as the Board of Directors of the Bank.

The Board of Directors believes that, going forward, an independent director is best situated to serve as Board Chair as an effective counterbalance to management and our CEO, who also serves on the Board of Directors. By separating the CEO role from the Board Chair role, the Company is currently put in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose. The Board of Directors believes the Company is currently best served by separating the roles of Board Chair and CEO. However, subject to Sallie Mae’s By-Laws, the Board of Directors reserves the right to revisit this structure and combine the two roles, depending on the future needs and strategy of the Company at a given point in time. Our independent Board Chair serves as the principal representative of the Board of Directors, presiding over meetings of the Board of Directors and stockholders.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ Global Select Market (“NASDAQ”) listing standards.

The Board of Directors has determined that each of the individuals who served as a director during 2020, other than Mr. Quinlan, our former CEO, and Mr. Witter, our current CEO, and all nominees standing for election at the Annual Meeting, other than Mr. Witter, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines. The Guidelines are published at www.salliemae.com under “For Investors”.

Board Diversity

Our Board believes diversity is important and seeks representation across a range of attributes, including gender, race, ethnicity, and professional experience, and regularly assesses our Board’s diversity when identifying and evaluating director candidates. As of December 31, 2020, our Board of Directors consisted of the following:

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CORPORATE GOVERNANCE

Board Skills and Experience

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met 15 times in 2020. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and 13 out of 13 of the then-serving members of the Board of Directors attended the Annual Meeting in June 2020.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; NGC; Risk; and Preferred Stock. On September 17, 2020, the Board of Directors eliminated the Strategic Planning Committee with the expectation that strategic planning and oversight will be undertaken by all members of the Board of Directors. Separately, the Bank Board of Directors has also established a Compliance Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis.

Committee charters are available at www.salliemae.com under “For Investors, Corporate Governance.” Stockholders may obtain a written copy of any and all committee charters by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

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CORPORATE GOVERNANCE

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors as of December 31, 2020.

	Audit(1)	Nominations Governance and Compensation	Risk(2)	Preferred Stock

Paul G. Child(1) (2) (I)	Chair		*

Mary Carter Warren Franke(2) (I) (C)	*	*

Earl A. Goode+(1) (I)		*

Marianne M. Keler(1) (I)	*		*	*

Mark L. Lavelle(2) (I)	*	*

Jim Matheson(I)	*	*

Frank C. Puleo+(2) (I)			Chair

Vivian Schneck-Last(2) (I)	*		*

William N. Shiebler+(1) (I)		Chair		*

Robert S. Strong++(1) (2) (1)			*	Chair

Jonathan W. Witter

Kirsten O. Wolberg(I)		*	*
Number of Meetings in 2020	11	13	11	1

*	Committee Member

+	Also serves as a member of the Bank Compliance Committee.

++	Also serves as Chair of the Bank Compliance Committee.

(C)	Board Chair

(I)	Independent Board Member

(1)

The Board of Directors determined Mr. Child, Mr. Goode, Ms. Keler, Mr. Shiebler, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407(d)(5) of Regulation S-K. During 2020, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Franke, Mr. Lavelle, Mr. Puleo, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

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CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and/or its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and/or its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. We believe that this risk oversight structure complements our current board leadership structure of separate Chair and CEO. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•  review of financial statements and periodic public reports;

•  review reports prepared by management and/or external auditor setting forth significant financial reporting issues;

•  sufficiency of internal controls over financial reporting and disclosure controls;

•  engage and communicate with our independent registered public accounting firm; and

•  operation of internal audit function, staffing, and work plan.

Nominations, Governance and Compensation Committee

•  all compensation and benefits for our CEO, executive officers, and independent directors;

•  equity-based compensation plans;

•  management’s administration of employee benefit plans;

•  management succession planning;

•  confirm our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking;

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  conduct assessments of the performance of the Board of Directors and its committees; and

•  review related party transactions.

Risk Committee

•  monitor our major risk categories, including credit, funding and liquidity, market, compliance, legal, operational, reputational and strategic, as well as our risk management capabilities, including those related to financial product safety, information and data security, privacy, crisis preparedness, business continuity, and disaster recovery plans (which responsibilities include oversight of the Company’s cybersecurity risk, profile assessments, and monitoring, as well as review of the Company’s strategy to mitigate cybersecurity risks);

•  review, approve, and authorize the terms and conditions of any loan securitization transaction, loan sale, or debt transaction of our Company or our affiliates;

•  review our risk management framework and supporting governance structure, roles, and responsibilities established by management;

•  facilitate the distribution of risk-related information provided to the Risk Committee across and among the Board of Directors and its other committees, including cybersecurity and other information security issues, risks, and threats; and

•  review our risk appetite framework and conduct regular reviews of key risk measures.

Preferred Stock Committee • monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

The Bank Committees

All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees. Our Audit, NGC, and Risk committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The Compliance Committee oversees the Bank’s Community Reinvestment Act (“CRA”) program and monitors the Bank’s progress towards its CRA performance goals. Through the Bank’s CRA program, the Bank focuses on access to finance by fulfilling its CRA obligations through consumer and community development lending, qualified investments, including grants to community development organizations and education scholarships to low- and moderate-income persons, and community development service activity, focusing on underserved communities in the Bank’s assessment area. During the 2020-2021 Board term, the Chair of the Compliance Committee was Mr. Strong. Other members of the Compliance Committee were Mr. Goode, Mr. Puleo, Mr. Shiebler, and Mr. Quinlan, who served on the Compliance Committee through June 18, 2020.

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CORPORATE GOVERNANCE

Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation across a range of professional experiences, and that reflects gender, race, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	knowledge of the business of Sallie Mae;

•	proven record of accomplishment;

•	willingness to commit the time necessary for Board of Directors service;

•	integrity and sound judgment in areas relevant to the business;

•	impartiality in representing stockholders;

•	ability to challenge and stimulate management; and

•	independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2021 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2022 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank. The Company issued credit cards to Daniel P. Kennedy, Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank, and Paul F. Thome, Former Executive Vice President, President of Sallie Mae Bank, and Chief Administrative Officer. Each credit card was issued in the ordinary course of business; is on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and does not involve more than the normal risk of collectability or present other features unfavorable to the Company. Since January 1, 2020, we have not had any other transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed.

Under the Related Party Transactions policy, the Chief Legal, Government Affairs and Communications Officer will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable than to an unaffiliated third party under the same or similar circumstances, among other factors.

Environmental, Social and Governance Practices

In conducting our business, we continually pursue practices that we believe will drive sustainable, long-term growth and profitability. Such “environmental, social, and governance” or “ESG” practices mean different things to different investors and stakeholders and to the organizations that evaluate and rate ESG practices. Our ESG practices are shaped by our mission—to power confidence as students begin

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their unique journeys. In April 2021, we released our second Corporate Social Responsibility report, discussing our commitment to ESG practices. For a full discussion, please read our Corporate Social Responsibility report at http://www.salliemae.com. Neither the report nor our website are incorporated by reference in this proxy statement.

Human Capital Management and Talent Development

With respect to our workforce, and in furtherance of our strategic imperative to leverage our culture to engage employees and recognize and reward contributions to business results and develop talent to support our business strategy and growth, we strive to adopt policies, programs, and compensation structures that lead to a safe, productive, diverse, and engaged workforce.

Our “MAPS” program (Manage, Apply, Practice, and Succeed) is designed to identify, and cultivate, our future leaders from existing employees of Sallie Mae. Now in its third year and seventh cohort, the MAPS program brings together mid and senior-level managers to enhance their leadership skills and build their project management capabilities through group projects and collaborative exercises. Our leadership development program is designed to build on our leadership competencies, and is offered to mid to senior-level leaders who have the potential to assume broader roles in the future.

We believe that a diverse and inclusive workforce can lead to a more effective company. As of December 31, 2020, 54.1 percent of our team members were female and 40.6 percent of our team members self-identified as part of a minority group. Our talent acquisition program has led to a steady increase since 2015 in female and minority representation in leadership positions across the Company.

We believe an engaged workforce leads to a more innovative, productive, and profitable company. For this reason, we periodically measure employee engagement. The results from engagement surveys are used to implement programs and processes designed to keep our team members connected and growing at Sallie Mae.

Corporate Governance

Sallie Mae’s Board of Directors, executive leaders, team members, and business partners are committed to operating under sound principles of corporate governance. We believe that maintaining high standards of accountability and transparency are fundamental for our long-term success of our business. Our corporate governance structure ensures robust Board and management responsibility, responsiveness to our stockholders, and responsible decision-making. Our overarching code of conduct, corporate governance policies, Board committee charters, certificate of incorporation, and By-Laws form the framework of governance at Sallie Mae. Since the formation of the Company, we have attracted and built a strong, qualified, and diverse Board of Directors whose members have expertise relevant to our business and are deeply committed to operating ethically and with integrity. Twelve members of the Board are independent directors, including Ms. Franke, the first female Board Chair in the Company’s history.

Our response to COVID-19

Throughout the COVID-19 pandemic, we have taken steps to ensure the well-being of our customers, employees, and communities. In particular, we have published educational materials to help customers and our community from COVID-19 scams and offered COVID-19 forbearance programs for our customers, where appropriate. We also implemented changes to support our employees’ ability to work remotely, and advanced social distancing and enhanced cleaning measures at all facilities. In addition, The Sallie Mae Fund donated $1 million in aggregate to local food banks in Delaware, Indiana, Massachusetts, Utah, and Virginia — the communities in which we work and live. Each of these organizations received $200,000 from The Sallie Mae Fund to help deploy vital hunger-relief resources to our neighbors in need.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com under “For Investors” and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages external, bipartisan lobbying/consulting firms that

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CORPORATE GOVERNANCE

assist with the same objectives, and we report the lobbying-related expenditures made to external firms in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. All of the assets and activities of its predecessor prior to the spin-off of Navient Corporation (“Navient”) in April 2014 (the “Spin-Off”) were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact us or our employees. It also takes note of whether our facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Board Chair, or any other individual member of the Board of Directors by contacting the Corporate Secretary in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

We have a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on our website (www.salliemae.com under “For Investors”) and a written copy is available from the Corporate Secretary. We intend to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”).

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Commission.

Audit Committee

Paul G. Child, Chair

Mary Carter Warren Franke

Marianne M. Keler

Mark L. Lavelle

Jim Matheson

Vivian C. Schneck-Last

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2020 and 2019

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2020 and 2019, are set forth below.

	2020	2019

Audit Fees	$1,938,773	$2,110,910

Audit Related Fees	1,040,000	546,000

Tax Fees	—	—

All other fees	—	—

Total	$2,978,773	$2,656,910

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2020 were $0. All other fees for the fiscal year ended December  31, 2019 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2020. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder in 2021 for the year ended December 31, 2020 on Schedule 13G/A or on Schedule 13F-HR, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	34,723,320	9.3%

ValueAct Holdings, L.P.(3) 1 Letterman Drive, Building D, 4th Floor San Francisco, CA 94129	32,294,254	8.6%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	31,504,267	8.4%

(1)

Based on information in the most recent Schedule 13G/A or Schedule 13F-HR, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2020. Percentages are based on computations contained in the Schedule 13G/A of the reporting entity and other information we reasonably believe to be accurate.

(2)

Information is as of December 31, 2020 and is based upon a Schedule 13G/A, filed with the SEC on February 10, 2021, by The Vanguard Group, Inc., a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 0 shares of Common Stock, the shared power to vote or direct the voting for 270,058 shares of Common Stock, the sole power to dispose of or direct the disposition of 34,157,269 shares of Common Stock, and shared power to dispose of or direct the disposition of 566,051 shares of Common Stock.

(3)

Information is as of December 31, 2020 and is based upon a Schedule 13F-HR, filed with the SEC on February 16, 2021, by ValueAct Holdings, L.P. The reporting entity reported the sole power to vote or to direct the vote for 32,294,254 shares of Common Stock.

(4)

Information is as of December 31, 2020 and is based upon a Schedule 13G/A, filed with the SEC on February 1, 2021, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 30,269,124 shares of Common Stock and the sole power to dispose of or direct the disposition of 31,504,267 shares of Common Stock.

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OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the Named Executive Officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 26, 2021, unless noted otherwise. As of February 26, 2021, the Company had 363,669,712 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares	Vested Options(1)	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Paul G. Child	65,866	—	65,866	*

Mary Carter Warren Franke(2)	71,009	—	71,009	*

Earl A. Goode	146,383	—	146,383	*

Marianne M. Keler(3)	100,616	—	100,616	*

Mark L. Lavelle	24,042	—	24,042	*

Ted Manvitz	—	—	—	—

Jim Matheson	58,833	—	58,833	*

Frank C. Puleo	156,656	—	156,656	*

Vivian C. Schneck-Last	57,956	—	57,956	*

William N. Shiebler(4)	78,537	—	78,537	*

Robert S. Strong	81,009	—	81,009	*

Jonathan W. Witter(5)	394,989	—	394,989	*

Kirsten O. Wolberg	39,540	—	39,540	*

Named Executive Officers

Steven J. McGarry(6)	272,099	—	272,099	*

Daniel P. Kennedy	168,465	—	168,465	*

Donna F. Vieira	25,000	—	25,000	*

Raymond J. Quinlan	581	—	581	*

Paul F. Thome	110,603	—	110,603	*

Current Directors and Executive Officers as a Group (19 Persons)	1,842,182	—	1,842,182	*

*	Represents beneficial ownership of less than 1 percent.

(1)	Shares that may be acquired within 60 days of February 26, 2021, through exercise of vested net settled options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0.

(2)	Includes 7,000 shares held by Ms. Franke’s spouse in his IRA.

(3)	Includes 76,574 shares held in trust.

(4)	Includes 1,027 shares held in trust and 10,000 shares held in a partnership.

(5)	Includes 394,989 shares that vested on April 20, 2021.

(6)	Includes 111 shares credited as phantom stock units due to a deferred compensation plan account.

30    SLM CORPORATION — 2021 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Witter is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience

Daniel P. Kennedy 54

•  Executive Vice President and Chief Operational Officer, SLM Corporation and President, Sallie Mae Bank—January 2021 to present; Executive Vice President and Chief Operational Officer, SLM Corporation—September 2020 to December 2020; Senior Vice President and Chief Operational Officer, SLM Corporation—August 2020 to September 2020; Senior Vice President and Chief Information Officer—May 2014 to August 2020

Steven J. McGarry 63

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Kerri A. Palmer 50

•  Executive Vice President and Chief Risk and Compliance Officer, SLM Corporation—January 2021 to present

•  Senior Vice President, Risk Management, Capital One—2013 to January 2021; Managing Vice President and Business Chief Risk Officer, Auto Finance and Mortgage, Capital One —2008 to 2013

Donna F. Vieira 56

•  Executive Vice President and Chief Commercial Officer, SLM Corporation—August 2020 to present; Executive Vice President and Chief Marketing Officer, SLM Corporation—January 2019 to August 2020

•  Chief Marketing Officer, Consumer Banking and Wealth Management, JPMorgan Chase—May 2014 to October 2018; Chief Marketing Officer, Chase Business Banking, JPMorgan Chase—April 2011 to May 2014

•  Senior Vice President, Relationship Manager, Dun & Bradstreet—March 2010 to April 2011

•  Senior Vice President, General Manager Small Business Products, Dun & Bradstreet—July 2008 to March 2010

Jonathan R. Boyles 54	• Senior Vice President, Controller, SLM Corporation—May 2014 to present; Vice President, Corporate Financial Reporting and Accounting Policy, SLM Corporation—May 2010 to April 2014

Nicolas Jafarieh 46

•  Senior Vice President and Chief Legal, Government Affairs & Communications Officer, SLM Corporation-August 2020 to present; Senior Vice President and General Counsel, SLM Corporation—March 2018 to August 2020; Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018; Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017; Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013; Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Roadmap

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our NEOs. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees other than our NEOs.

As previously disclosed, on April 19, 2020, we experienced a significant transition within our executive leadership team, as Raymond Quinlan ceased serving as our CEO and Jonathan Witter was appointed as our new CEO, effective April 20, 2020. In addition, on August 10, 2020, Paul Thome ceased serving as our Chief Administrative Officer, but continued to serve as the President of Sallie Mae Bank through December 31, 2020 to assist the Company with its leadership transition. Mr. Thome will continue to serve as a consultant to the Company through December 31, 2021. On August 25, 2020, we promoted Daniel Kennedy to serve as our Chief Operational Officer, and on January 1, 2021, appointed Mr. Kennedy to serve as the President of Sallie Mae Bank. In addition, on August 25, 2020, Donna Vieira took on additional responsibilities as Chief Commercial Officer.

In connection with these changes in our executive leadership team, we have re-examined our executive compensation practices and programs through new philosophies from our leadership team, feedback from stockholders, alignment with our strategies, and continuing assessments of competitive practices with effect for 2021. We believe these practices and programs will build upon our ability to attract, motivate, and retain our senior executives. In particular, we will explain how the NGC Committee made 2020 compensation decisions for our NEOs and how we have overhauled our compensation practices for 2021.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation. In 2020, nearly 420,000 families chose us as their Private Education Loan provider, more than any other private student loan lender. We originated $5.3 billion of Private Education Loans, a decrease of 5 percent from the year ended December 31, 2019. As of December 31, 2020, we had $18.4 billion of Private Education Loans, net, outstanding.

Our performance-based compensation programs, including our 2020 Management Incentive Plan (“2020 MIP”) and grant of PSUs, focus our senior executives on goals that drive our financial performance. As discussed in more detail herein, our 2020 MIP and PSU grants encourage executives to focus on customer growth

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COMPENSATION DISCUSSION AND ANALYSIS

(through metrics such as Private Education Loan originations, customer ease, and pre-tax, pre-provision income), while both our 2020 MIP and PSU grants ensure that such growth comes from high credit quality loans (through metrics such as weighted average origination FICO score for Private Education Loans, gross Private Education Loan defaults as a percentage of average loan balances in repayment, and cumulative charge-offs). In addition to the more traditional financial metrics (adjusted core earnings and operating expenses), these goals focused our senior executives’ attention on increasing the number of Private Education Loans we originated in 2020.

We further aligned our performance-based compensation programs for 2021 by modifying our equity-based compensation program to place a greater emphasis on performance, as 75 percent of our 2021 equity awards are based on the performance of our Common Stock. These equity awards include:

•	premium priced stock options, which have an exercise price 15 percent higher than the fair market value of our Common Stock on the grant date; and

•	PSUs that vest solely based on our relative total shareholder return.

We believe this increased emphasis on performance-based compensation, as well as the greater focus on share value as a key metric for equity-based compensation, should further align our executives’ compensation with the interests of our stockholders.

The compensation set forth in this CD&A, and the amounts provided by our NGC Committee and the Board of Directors in connection with the 2020 MIP and PSU grants, were determined after taking into account the costs associated with the hiring of Mr. Witter, the Company’s new CEO, in April 2020, and the subsequent restructuring of the Company’s business. While the Company closely monitored the impact of the COVID-19 crisis on the economy and our business, it was ultimately determined that no changes needed to be made to our executive compensation programs, including the 2020 MIP, in response to COVID-19.

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. For 2020, we used the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•

Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive stockholder value pursuant to the 2020 MIP, as described in further detail on page 39.

•	Focus executive compensation toward long-term equity-based incentives to reward long-term growth and focus management on sustained success and stockholder value creation.

•

Grant PSUs tied to (i) cumulative charge-offs, (ii) pre-tax, pre-provision income, and (iii) relative total shareholder return (“TSR”) as a modifier to further align executive compensation with the long-term, sustainable performance of the Company.

•	Establish stock ownership guidelines that link the interests of our executives with our Common Stockholders.

•	Provide base salaries that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	Provide competitive employee benefits and limited perquisites.

Named Executive Officers

For the fiscal year ended December 31, 2020, our Named Executive Officers were:

Jonathan W. Witter(1) Chief Executive Officer	Steven J. McGarry Executive Vice President and Chief Financial Officer	Paul F. Thome(2) Former Executive Vice President, President of Sallie Mae Bank and Chief Administrative Officer	Donna F. Vieira(3) Executive Vice President and Chief Commercial Officer	Daniel P. Kennedy(4) Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank	Raymond J. Quinlan(5) Former Chairman and Chief Executive Officer

(1)	Mr. Witter was appointed as our Chief Executive Officer effective April 20, 2020.

(2)	Mr. Thome ceased serving as Chief Administrative Officer effective August 10, 2020 and as President of Sallie Mae Bank effective December 31, 2020.

(3)	Effective August 25, 2020, Ms. Vieira transitioned to Chief Commercial Officer.

(4)	Effective August 25, 2020, Mr. Kennedy was appointed Chief Operational Officer. On January 1, 2021, Mr. Kennedy was also appointed President of Sallie Mae Bank.

(5)

Mr. Quinlan ceased serving as Chief Executive Officer effective April 19, 2020. He continued to serve as an employee of Sallie Mae through June 18, 2020 assisting with the management transition, at which time he stepped down as a director and Chairman of the Board of Directors, effective June 18, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices Summary

What We Do	What We Don’t Do

✓  Tie significant portions of compensation to Company performance

✓   Utilize the 2020 MIP containing a formulaic funding mechanism (based on quantitative metrics) for annual bonuses

✓   Utilize an LTIP with a significant weighting toward PSUs that only deliver compensation based on achievement against rigorous quantitative goals, with such LTIP to be further weighted toward performance-based equity awards, including PSUs and premium priced stock options, for 2021

✓   Annually review and refine all compensation programs and policies based on feedback from stockholders, our independent compensation consultant, and market best practices

✓  Mitigate risk-taking by utilizing equity awards vesting over a three-year period, while placing caps on potential payments and maintaining equity (as well as cash bonus) clawback provisions, and utilizing a one-year holding period following the vesting of PSUs granted in 2021

✓  Require significant share ownership by the CEO, Executive Vice Presidents, and Senior Vice Presidents

✓  NGC Committee, comprised only of independent directors, determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓   Annually assess risk of significant employee incentive compensation plans

✓   Retain an independent compensation consultant to advise on market practices and specific compensation programs

×   Since 2014, no individual employment agreements have been entered into

×   No individual change-in-control agreements

×   No “single-trigger” change-in-control agreements

×   No excise tax gross-ups

×   No hedging or pledging of Common Stock

×   No single-trigger accelerated settlement of equity awards

×   No above-market returns on deferred compensation plans

×   No pension benefits provided

Stockholder Engagement & Say-on-Pay Results

STOCKHOLDER ENGAGEMENT

Spring	Summer	Fall	Winter

•  Active outreach with institutional holders to discuss important governance items to be considered at Annual Meeting

•  Publish annual communications to stockholders including the proxy statement and Form 10-K

•  Publish annual Corporate Social Responsibility Report

•  Conduct Annual Meeting

•  Review results and feedback from Annual Meeting with institutional holders

•  Share investor feedback with the Board of Directors

•  Active outreach with institutional holders to discuss vote and follow up issues

•  Conduct annual Board of Directors assessment of governance

• Active outreach with institutional holders to identify focus and priorities for the coming year

•  Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons

•  Review governance practices and trends, regulatory developments, and our governance framework

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COMPENSATION DISCUSSION AND ANALYSIS

We engage with our stockholders and proxy advisory firms throughout the year and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2020 annual meeting of stockholders, approximately 94 percent of the votes present voted in favor of our say-on-pay proposal. Additionally, in 2020 management reached out to investors owning a majority of the outstanding shares and discussed our executive compensation program and other compensation-related matters with a number of them. Through our stockholder engagement and strong say-on-pay vote, we gathered important information on how our compensation policies could continue to improve and continued practices that encourage sustainable long-term growth. We continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance metrics and goals pursuant to the management incentive programs and (ii) award a significant percentage, set at 75 percent, of each NEO’s LTIP in the form of PSUs and premium priced stock options (for 2021, the percentage of each NEO’s LTIP that is in the form of PSUs will decrease to 25 percent while 50 percent of each NEO’s LTIP will be in the form of premium priced stock options). Stockholder engagement and the outcome of the say-on-pay vote results will continue to inform future compensation decisions.

Historical Say-on-Pay Vote

Annual Meeting Year	2016	2017	2018	2019	2020
For Say-on-Pay Vote	87.1%	89.6%	92.2%	96.0%	94.4%

Stock Performance

Our stock generated a three-year total return for stockholders of 12.5 percent from 2017 through 2020, compared to 0.4 percent for our peer group of companies, 14.1 percent for the S&P Supercomposite Consumer Finance Sub Industry Index, and negative 10.5 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2020, we ranked in the 80th percentile of total returns for the three-year period of our peer group.

Total Shareholder Return

12/31/17-12/31/20

*	For the full roster of members of our peer group, please refer to the section below on page 48 entitled “Peer Group Analysis.”

Over the last three years, we have increased Total Assets by 41 percent and GAAP Diluted Earnings Per Common Share by 263 percent. During this three-year period, the Total Shareholder Return for the Company was 12.5 percent.

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COMPENSATION DISCUSSION AND ANALYSIS

Highlights of Company Performance

•	2020 Net Income Attributable to Common Stock (calculated in accordance with Generally Accepted Accounting Principles (“GAAP”)) of $871 million, as compared to $561 million in the prior year.

•	$2.25 GAAP Diluted Earnings Per Common Share for 2020, as compared to $1.30 for the prior year.

•	Private Education Loan Originations of $5.3 billion in 2020, as compared to $5.6 billion in 2019, a 5 percent decrease year-over-year due to the pandemic.

•	Private Education Loan portfolio, net, totaled $18.4 billion as of December 31, 2020, as compared to $22.9 billion as of December 31, 2019, a 19.5 percent decrease year-over-year.*

•	Total Assets of $30.8 billion as of December 31, 2020, as compared to $32.7. billion as of December 31, 2019.*

*

The decrease from 2019 to 2020 was due to the sale of $3.1 billion of the Company’s Private Education Loans in the first quarter of 2020. The proceeds of these loans sold were used primarily to fund a $525 million accelerated share repurchase agreement that closed in January 2021.

Allocation of Compensation

The charts below illustrate, for our CEO and separately for the other NEOs in aggregate, the percentage of 2020 compensation that consisted of base salaries, annual bonuses (determined and paid in cash in early 2021), and LTIP awards of restricted stock units (“RSUs”) and PSUs granted in early 2020.

36    SLM CORPORATION — 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2020 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element		Description	Objective
Base Salary		Fixed cash compensation. Reviewed annually and adjusted as appropriate.	To provide a base level of cash compensation for senior executives based on level and responsibility.
Annual Incentive Bonus

Variable compensation. Annual bonus amounts for 2020 have been determined based on corporate and individual performance components. Corporate performance metrics were derived from management’s 2020 objectives identified in our annual business plan. Bonuses are payable in cash.

To encourage and reward senior executives for achieving annual corporate performance and individual goals.
Long-Term Equity-Based Incentives	RSUs and PSUs (2020 Design) RSUs, PSUs, and Premium Options (2021 Design)

Multi-year variable compensation. Generally granted annually. In 2020, the long-term equity-based incentive plan for the NEOs consisted of 50 percent RSUs that vest in one-third increments over a three-year period and 50 percent PSUs that cliff vest in three years. The 2020 PSUs vest based upon (i) cumulative charge-offs from 2020-2022 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2019 (50 percent weight) and (ii) pre-tax, pre-provision income at the end of 2022 (50 percent weight); with the total payout subject to a relative total shareholder return (from 2020-2022) modifier.

In 2021, the long-term equity-based incentive plan for the NEOs was further revised to increase the proportion of performance-based compensation from 50 percent to 75 percent. The long-term equity-based incentive plan for the NEOs in 2021 consists of (i) 25 percent RSUs that vest in one-third increments over a three-year period; (ii) 25 percent PSUs that cliff vest in three years based on relative total shareholder return with a one-year holding period after vesting; and (iii) 50 percent premium options that cliff vest in three years with an exercise price set at a 15 percent premium above the closing price of the Common Stock on the date of grant of the options.

To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.
Other	Health, welfare, and retirement benefits	Fixed compensation. Company subsidies and matching contributions, respectively.	To promote employee health and protect financial security.
Deferred Compensation Plan and Supplemental 401(k) Savings Plan

Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

To provide retirement planning opportunities.
Severance benefits

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control, involuntary terminations other than for cause, or if the grantee voluntarily ceases employment and meets our retirement eligibility requirements. For more information, see “Arrangements with Named Executive Officers” below on page 59.

To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.
Perquisites

Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees.

To provide business-related benefits to assist in attracting and retaining key executives.

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COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish CEO’s compensation based on findings and recommendations of NGC Committee and Independent Board Chair.

•  Receives report from NGC Committee with respect to annual MIP target achievement, bonus pool funding, and PSU progress.

NGC Committee

•  Sets annual MIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term, equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director/Independent Board Chair* in the annual performance and compensation review of CEO and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Approves and/or certifies annual achievement of MIP targets, PSU targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director/Independent Board Chair(*)	• Participates in development and delivery of CEO’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of CEO’s performance and compensation review.

•  Participates with CEO in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and LTIP awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as they relate to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer	• Conducts a risk assessment prior to the adoption of, and payment pursuant to, any employee incentive compensation plan to ascertain any potential material risks that may be created by such plan.

(*)

From January 1, 2020 through June 18, 2020, the Lead Independent Director performed these responsibilities, at which time this position was eliminated. Starting on June 18, 2020, we established a new board structure that includes an Independent Board Chair who assumed these responsibilities.

In establishing compensation levels and structures, policies, and performance for 2020, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 94.4 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2020 annual meeting of stockholders, and recommendations from stockholders as part of our stockholder outreach.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Management Incentive Plan for Named Executive Officers

The following are highlights of the 2020 MIP:

•

Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2020 MIP, which is then adjusted downward based on the underlying plan metrics described below.

•	Annual bonus awards for NEOs under the 2020 MIP were determined based on an 80 percent corporate performance component and a 20 percent individual performance component.

•	The following six corporate goals were utilized under the 2020 MIP at the following weightings:

•	Adjusted Core Earnings* (35 percent)

•	Private Education Loan Originations (25 percent)

•	Operating Expenses (20 percent)

•	Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment (10 percent)

•	Weighted Average Origination FICO Score for Private Education Loans (5 percent)

•	Customer Ease (5 percent)

•	Each NEO in the 2020 MIP had an established target bonus opportunity, with no guaranteed minimum (i.e., the actual bonus could be 0 percent of target).

•	Included a clawback provision.

•	Chief Risk Officer completed a risk assessment of the 2020 MIP.

•	Under the 2020 MIP, the NEOs’ annual bonuses were paid 100 percent in cash.

*	See “Appendix B – Reconciliation of Non-GAAP Financial Measures” for a more detailed explanation of “Adjusted Core Earnings” and a reconciliation to GAAP net income.

Management Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the source of the performance goals approved by the NGC Committee for purposes of setting our 2020 MIP targets. These performance goals were carefully analyzed and subject to considerable review by the NGC Committee, with the advice of its independent compensation consultant. After taking into account the costs associated with our CEO transition, in April 2020, and the subsequent restructuring of the Company’s business, approximately $34 million was excluded from the calculation of the operating expenses metric under the 2020 MIP, because these expenses reflected large, one-time expenses that were not part of the Company’s business plan and were not within the control of the 2020 MIP participants.

Since establishing Sallie Mae as a stand-alone consumer bank in April 2014, we generally have been able to consistently enhance franchise value by growing assets and earnings, maintaining conservative credit standards, and providing excellent customer service. As a financial institution, our targets for the 2020 MIP were designed to balance asset growth, credit quality, operating expenses, risk management, and customer satisfaction, by utilizing a mix of financial metrics (adjusted core earnings and operating expenses), customer growth metrics (private credit loan originations and customer ease), and credit quality metrics (weighted average origination FICO and gross Private Education Loan defaults as a percentage of average loan balances in repayment).

In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels, the NGC Committee considered the upcoming year’s business objectives and outlook in light of the unique dynamics of the consumer-banking sector at that point in time. Rather than only examining and relying upon the prior year’s targets and actual results—which may not reflect the current year’s changes to our strategic business plan—and challenges affecting our industry, the NGC Committee’s goal setting considers particular and timely market trends that are likely to impact our business based on current activity, as well as our Company’s projected growth and other factors specific to our business.

Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2020 MIP. The NGC Committee used that financial metric for the initial bonus pool funding because it reflects the Company’s performance for the year at the broadest level. The Company calculated Core Net Operating Income for 2020 as the sum of (i) Core Earnings attributable to the Company’s Common Stock and (ii) preferred stock dividends paid by the Company in 2020. For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable GAAP measure, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures-Core Earnings” in our 2020 Form 10-K.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on forecasted financial results, the Core Net Operating Income target for the 2020 MIP was set at $598.5 million. This represents an increase of $147.7 million from the $450.8 million target for the 2019 MIP. Based upon the Company’s satisfaction of the Core Net Operating Income target, the 2020 MIP funding pool was funded at 200 percent of target.

Then, a combination of corporate metrics and individual performance goals were used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

For the corporate performance portion of the 2020 MIP, six corporate performance metrics were used. As discussed above, these metrics were derived from management’s 2020 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below:

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Adjusted Core Earnings	35%

This is the primary metric used by management to measure internally the Company’s performance for the year.

For 2020, the “Core Earnings Per Share” metric was changed to “Adjusted Core Earnings”. Adjusted Core Earnings and Core Earnings Per Share both are non-GAAP measures.(1) The determination of Adjusted Core Earnings for 2020 starts with “Core Earnings” attributable to SLM Corporation common stock for 2020, increases that amount by the impact of the GAAP provision for credit losses for 2020, and then decreases the resulting amount by the net charge-offs for 2020, net of the tax impact of those adjustments. See Appendix B – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of “Adjusted Core Earnings” and a reconciliation to GAAP net income. The NGC Committee approved a 2020 target of $730 million for Adjusted Core Earnings. The 2020 target was set using, among other items, the gain recognized by the Company on its sale of $3 billion of Private Education Loans in 2020.

Private Education Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2020, the NGC Committee approved a target of $6.028 billion for Private Education Loan Originations, a 5.8 percent increase from the $5.7 billion target in 2019.

Operating Expenses	20%

This is a key measurement to evaluate the expense discipline of the Company regarding costs attributable to running our business.

For 2020, the “Operating Efficiency Ratio” metric was changed to “Operating Expenses”. Management believes that the Operating Expenses metric is a better measure of success in expense management for 2020 because it excludes fluctuations in revenue actions unrelated to operating expense decisions such as gains from the sales of loans or subsidiaries, which would significantly reduce the Operating Efficiency Ratio and not be a fair reflection of how well management controlled Operating Expenses.

In 2019, Operating Expenses of the Company were $574 million. For 2020, the NGC Committee approved an Operating Expenses target of $583 million based on the expected growth in the Company’s number of customers as well as the percentage of loans entering full principal and interest repayment status, all of which translates into a higher servicing expense. It is important to note that certain reorganization costs of the Company incurred in order to create focus and alignment, improve efficiency, and increase investor confidence were excluded from the calculation of the 2020 MIP score, because these large, one-time expenses (approximately $34 million), reflecting costs associated with our CEO transition and subsequent restructuring of the Company’s business, were not part of the Company’s business plan and were not within the control of the 2020 MIP participants.

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COMPENSATION DISCUSSION AND ANALYSIS

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment	10%

This metric is used to measure the credit performance of our Private Education Loan portfolio, a significant indicator of the health of our business.

For 2020, the NGC Committee approved a target of 1.50 percent for Gross Private Education Loan Defaults, an increase from the 1.33 percent target in 2019. The increase was attributable to a higher amount of loans in repayment in 2020 as compared to 2019.

Weighted Average Origination FICO Score for Private Education Loans	5%

This metric serves as a key measurement of credit quality for Private Education Loans originated in the current year. This metric is used to ensure the consistency of our underwriting standards and confirm that our parameters are not loosened in a way that will reduce Private Education Loan portfolio credit quality.

For 2020, the NGC Committee retained its 2019 target of 745 for its Weighted Average Origination FICO Score for Private Education Loans. The NGC Committee determined a Weighted Average Origination FICO of 745 should continue to ensure that the credit parameters are not loosened in a way that would reduce Private Education Loan portfolio quality.

Customer Ease	5%

This metric is used to measure the ease with which customers engage and receive service from us and the customer experience. Customer Ease is calculated as the inverse of the following: Calls into Service and Sales Agents divided by (Calls + Online Servicing Logins + Mobile Logins + Online Application Visits).

For 2020, the NGC Committee approved a target of 94.5 percent for Customer Ease, an increase from the 93.5 percent target in 2019.

(1)

Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accrual on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Our NEOs were each eligible to receive bonuses up to a stated maximum percentage of their base salary, not to exceed $5 million, assuming the initial funding threshold is achieved.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 MIP Computation

In February 2020, the NGC Committee established the bonus pool funding and corporate performance goals. In January 2021, the NGC Committee, including the independent Board Chair, reviewed our relative achievement of the previously established bonus pool funding and corporate performance goals, and after discussions with our CEO, determined that for the year ended December 31, 2020: (i) the bonus pool should be funded at the maximum level of 200 percent of target based on the achievement of Core Net Operating Income of $873.0 million; and (ii) the weighted achievement of the 2020 MIP corporate performance goals was attained at a level of 103.6 percent of the targets set under the 2020 MIP. It is important to note that the NGC Committee monitored the impact of the COVID-19 pandemic on the Company’s business throughout the year and determined no changes or adjustments to the 2020 MIP were necessary as a result of the pandemic.

Application of the 2020 MIP score, based on the corporate performance goals approved in February 2020, resulted in the following outcomes:

(Dollars in Millions)

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Adjusted Core Earnings	$655	$730	$805	$796	144%	35%	50.4%
Private Education Loan Originations(1)	$5,778	$6,028	$6,278	$5,321	0%	25%	0.0%
Operating Expenses(2)	$633	$583	$533	$531	150%	20%	30.0%
Gross Private Education Loan Defaults (as % of Average Loan Balances in Repayment)	1.91%	1.50%	1.08%	1.32%	121%	10%	12.1%
Customer Ease(3)	89.0%	94.5%	100%	96.6%	119%	5%	5.9%
Weighted Average Origination FICO Score for Private Education Loans	735	745	755	749	104%	5%	5.2%
Total							103.6%

(1)	The Company did not achieve the Private Education Loan originations target as a result of a COVID-19 driven demand (application) shortfall.

(2)

The Company excluded certain one-time restructuring costs incurred in order to create focus and alignment, improve Company efficiency, and increase investor confidence, totaling approximately $34 million, from the calculation of the Operating Expenses performance score. These expenses represented large, one-time expenses that were not part of the Company’s business plan and were not within the control of the 2020 MIP participants.

(3)	As defined in the section above titled “2020 Management Incentive Plan for Named Executive Officers.”

Applying the 2020 MIP score of 103.6 percent and the NGC Committee’s assessment of each NEO’s individual achievements, which are discussed in further detail in the section titled “NEO Achievements” below, the annual bonus payment to each NEO under the 2020 MIP and its components are set forth below.

Named Executive Officer	Target Bonus as a % of Base Salary	2020 Target Bonus $ Amount	2020 Corporate Performance Bonus Component(1)	2020 Individual Performance Bonus Component(1)	2020 Total Actual Bonus
Jonathan W. Witter	150%	$1,425,000	$1,181,040	$442,890	$1,623,930
Steven J. McGarry	150%	$750,000	$621,600	$189,588	$811,188
Paul F. Thome(2)	125%	$562,500	$—	$—		$(2)
Donna F. Vieira	125%	$562,500	$466,200	$155,012	$621,212
Daniel P. Kennedy	125%	$562,500	$466,200	$155,012	$621,212
Raymond J. Quinlan(3)	150%	$1,395,000	$—	$—		$(3)

(1)	For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

(2)

Mr. Thome ceased serving as Bank President for Sallie Mae Bank on December 31, 2020 and did not receive an award under the 2020 MIP. Pursuant to his Separation Agreement with the Company effective August 10, 2020, Mr. Thome received a lump sum cash payment equal to his 2020 MIP target bonus in the amount of $562,500 in lieu of his 2020 MIP actual cash bonus.

(3)

Mr. Quinlan ceased serving as CEO on April 19, 2020 and did not receive an award under the 2020 MIP. Pursuant to his Separation Agreement with the Company effective April 9, 2020, Mr. Quinlan received a lump sum cash payment equal to his 2020 MIP target bonus, prorated to reflect the 6 months that Mr. Quinlan was employed by the Company in 2020, in the amount of $697,500 (i.e., 50 percent of his target bonus amount of $1,395,000) in lieu of his 2020 MIP actual cash bonus.

42    SLM CORPORATION — 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 NEO Long-Term Incentive Program

In connection with our 2020 NEO LTIP awards, the NGC Committee utilized a combination of (i) 50 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 50 percent PSUs vesting in 2023 upon certification by the NGC Committee as to satisfaction of the two performance factors and TSR modifier as described in more detail below. Our 2020 LTIP grants are intended to provide long-term incentive and performance-based compensation to our NEOs in order to retain and attract highly qualified executives and tie their performance to the performance of our Company, thus aligning their interests with the interests of our stockholders.

2020 PSUs for NEO Long-Term Incentive Awards

•  For the NEOs including Mr. Witter but excluding Mr. Kennedy, we granted PSUs that:

•  vest between 0 percent to 187.5 percent in 2023 based on (i) the level of cumulative charge-offs from 2020-2022 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2019, (ii) pre-tax, pre-provision income at the end of 2022, and (iii) relative TSR from 2020-2022;

•  are equally weighted at 50 percent for each of the cumulative charge-offs goal and pre-tax, pre-provision income goal;

•  are adjusted upward or downward by as much as 25 percent in either direction based on the relative TSR modifier; and

•  vest upon the NGC Committee’s determination of actual performance relative to pre-established targets.

•  Mr. Witter commenced his employment with the Company as an executive officer on April 20, 2020, and, pursuant to his offer letter, received a 2020 LTIP grant consisting of an RSU and PSU award in April 2020 in alignment with and on the same terms and conditions summarized above as the other executive officers in 2020. In addition, pursuant to his offer letter, Mr. Witter received a make-whole sign-on equity award in April 2020 equal to the value of his existing equity awards from his prior employer that were outstanding, unvested and subject to forfeiture (excluding any 2020 awards), with such value determined based on the average closing price of his prior employer’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Company’s shares underlying the RSUs based on the average closing price of the Company’s Common Stock for the 20-day trailing period ending on April 20, 2020.

•  Mr. Kennedy’s appointment as an executive officer occurred after the 2020 PSU grant, resulting in his 2020 equity award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

Cumulative Charge-offs

We believe maintaining the credit quality of our Private Education Loans over the next three years is of critical importance to the Company. To measure our success in that respect, we selected cumulative charge-offs of our cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2019 as the relevant PSU credit quality metric. We believe that linking our equity grants to cumulative charge-offs creates an appropriate way to measure and reward performance and drive profitable growth.

Pre-Tax, Pre-Provision Income

We believe pre-tax, pre-provision income is an important measure of the Company’s current and future financial success. This metric measures the health of the business and reflects our ability to increase loan originations and effectively fund our loans. In addition, this metric evaluates our discipline in controlling expenses to support the Company’s loan growth. Pre-tax, pre-provision income is calculated by adding net interest income and non-interest income (excluding the impact from indemnified tax positions and gains/losses on derivatives and hedging activities, net) less total non-interest expense for the year ended December 31, 2022. Pre-tax, pre-provision income is an important metric for the Company as it correlates net interest income and operating expenses, two important metrics in determining our success, and is therefore a measure used in our awards of PSUs. Accordingly, we believe that linking our equity grants to pre-tax, pre-provision income creates an appropriate additional way to measure and reward long-term performance and drive profitable growth.

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COMPENSATION DISCUSSION AND ANALYSIS

TSR

We believe relative TSR used as a modifier is important because it correlates directly with the Company’s stock price performance, which further aligns the interests of our management with those of our stockholders. Our relative TSR will be evaluated as compared to a defined set of comparable companies based on size, volatility, stock price correlation, and industry.

We annually review the metrics (and related target levels) used in our long-term incentive programs to ensure they remain aligned with our strategic plan and the interest of our stockholders. The PSU goals are derived from a rigorous process that involved input and discussions among the NGC Committee, our former CEO, the Chief Financial Officer, human resources, finance personnel, the NGC’s independent compensation consultant, and legal advisors.

The table below sets forth the value of LTIP awards granted in January 2020 (and April 2020 for Mr. Witter):

Named Executive Officer	2020 LTIP RSUs ($)	2020 LTIP PSUs(1) ($)	2020 LTIP Total ($)
Jonathan W. Witter(2)	$1,625,000	$1,625,000	$3,250,000
Steven J. McGarry	$325,000	$325,000	$650,000
Paul F. Thome	$275,000	$275,000	$550,000
Donna F. Vieira	$275,000	$275,000	$550,000
Daniel P. Kennedy(3)	$400,000	N/A	$400,000
Raymond J. Quinlan	$1,625,000	$1,625,000	$3,250,000

(1)

PSUs granted in 2020 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent to 187.5 percent in 2023 based on (i) the level of cumulative charge-offs from 2020-2022 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2019, (ii) pre-tax, pre-provision income at the end of 2022, and (iii) relative TSR from 2020-2022.

(2)

Not reflected in the table above, Mr. Witter also received a make-whole sign-on equity award in April 2020 equal to the value of his existing equity awards (that would have been payable in the common stock of his prior employer) that were outstanding, unvested and subject to forfeiture (excluding any 2020 awards), with such value determined based on the average closing price of his prior employer’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Company’s shares underlying the RSUs based on the average closing price of the Company’s Common Stock for the 20-day trailing period ending on April 20, 2020.

(3)

Mr. Kennedy’s appointment as an executive officer occurred after the 2020 PSU grant, resulting in his 2020 LTIP equity award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

NEO Achievements

Material factors considered in the Committee’s assessment of individual performance for 2020 include:

NEO	ACHIEVEMENTS
Jonathan W. Witter, Director and Chief Executive Officer

•  Ensured a smooth transition upon assuming the CEO responsibilities in April 2020;

•  Restructured the Company’s senior management team in order to drive both efficiency and effectiveness through better accountability and alignment;

•  Built quality relationships with key constituents, including employees, board members, policy makers and regulators, partners and suppliers, and investors and analysts;

•  Through extensive research and engagement, set the Company’s internally focused mission to power confidence as students begin their unique journey;

•  Based on a comprehensive strategic review, reoriented key strategic imperatives for the Company to increase shareholder value and began to deliver tangible progress on each imperative;

•  Initiated a restructuring program to reduce costs and improve operating efficiencies by better aligning the Company’s organizational structure with the Company’s new corporate strategic imperatives; and

•  Oversaw the Company’s effective navigation of uncertainty arising from COVID-19, demonstration of resiliency, and delivery of solid financial results to investors in an especially challenging year.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS
Steven J. McGarry, Executive Vice President and Chief Financial Officer

•  Led the Company’s effort to maintain a rigorous and predictable capital allocation and return program to create shareholder value by successfully managing various loan sales, an unsecured debt issuance, and repurchases of common and preferred stock;

•  Managed the Company’s sale of its personal loan portfolio, which helped simplify the Company’s balance sheet and reduce risk;

•  Oversaw the Company’s maintenance of high levels of liquidity and capital during the COVID-19 pandemic;

•  Led the Company’s effort to reduce operating expenses in 2020; and

•  Managed the Company’s implementation of the new CECL accounting standard in 2020.

Paul F. Thome, Former Executive Vice President and Chief Administrative Officer and President of Sallie Mae Bank(1)

•  Served as the President of the Bank subsidiary as: (i) the Bank maintained collaborative relationships with its banking regulators and exceeded all regulatory capital requirements for well-capitalized banks; and (ii) the Bank achieved an outstanding CRA rating;

•  Led the Company’s COVID-19 response efforts in order to maintain operations and establish a successful remote working environment;

•  Served as Chair of the Operational Risk Committee in an efficient and effective manner by overseeing: (i) the assessment of all aspects of operational risk associated with new products, services, and processes; (ii) third-party due diligence and contracts; (iii) operational process design and execution of implementation plans; and (iv) approval of operational policies and procedures;

•  Areas of direct responsibility (Retail Banking, Office of the Customer Advocate, Vendor Management, Procurement, and Facilities) operated in a strong risk and compliance framework; and

•  Assisted the Company’s product development initiatives in performing and evaluating potential new products, partnerships, and investments.

Donna F. Vieira, Executive Vice President and Chief Commercial Officer

•  Deployed new foundational marketing technology capabilities to enable a robust multivariate test and learn agenda;

•  Developed the Company’s mission and associated pillars clearly articulating the purpose of the business;

•  Created a new scholarship program in partnership with The Thurgood Marshall College Fund focused on increasing higher education access and completion among minority students and underserved communities; and

•  Developed an organizational design and operating structure that provides greater focus, alignment, and accountability.

Daniel P. Kennedy, Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank

•  Under his leadership as the former Chief Information Officer, responded rapidly and effectively to the onset of the pandemic to enable employees to work remotely;

•  Led the launch of the Company’s new CRM platform as part of a broader digital transformation effort;

•  Assumed the newly created role of Chief Operational Officer in 2020 consolidating all Company operating functions; and

•  In conjunction with the Company’s restructuring efforts, eliminated approximately $20 million in operating expenses.

(1)

Mr. Thome ceased serving as Chief Administrative Officer effective August 10, 2020 and as President of Sallie Mae Bank on December 31, 2020 and did not participate in the 2020 MIP. Pursuant to his Separation Agreement with the Company effective August 10, 2020, Mr. Thome received a lump sum cash payment equal to his 2020 MIP target bonus in the amount of $562,500 in lieu of his 2020 MIP actual cash bonus.

2021 Proxy Statement — SLM CORPORATION    45

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes performance-year 2020 compensation for the NEOs as approved by the NGC Committee:

Name	Base Salary	Management Incentive Plan		Long Term Incentive Plan
Jonathan W. Witter(1)	$950,000	$1,623,930		$3,250,000	(5)
Steven J. McGarry	$500,000	$811,188		$650,000
Paul F. Thome(2)	$450,000		$(2)	$550,000
Donna F. Vieira	$450,000	$621,212		$550,000
Daniel P. Kennedy(3)	$450,000	$621,212		$400,000
Raymond J. Quinlan(4)	$930,000		$(4)	$3,250,000

(1)

Mr. Witter also received a make-whole sign-on equity award in April 2020 in the amount of $5,331,969 equal to the value of his existing equity awards of his prior employer that were outstanding, unvested and subject to forfeiture (excluding any 2020 awards), with such value determined based on the average closing price of his prior employer’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Company’s shares underlying the RSUs based on the average closing price of the Company’s Common Stock for the 20-day trailing period ending on April 20, 2020.

(2)

Mr. Thome ceased serving as Chief Administrative Officer effective August 10, 2020 and as President of Sallie Mae Bank on December 31, 2020 and did not participate in the 2020 MIP. Pursuant to his Separation Agreement with the Company effective August 10, 2020, Mr. Thome received a lump sum cash payment equal to his 2020 MIP target bonus in the amount of $562,500 in lieu of his 2020 MIP actual cash bonus. As a retirement-eligible employee, Mr. Thome’s equity awards remain outstanding and subject to vesting on their original terms and conditions.

(3)	Mr. Kennedy received a base salary increase of $65,000 (approximately 17 percent) from $385,000 in January 2020 to $450,000 in September 2020 based on his appointment as Chief Operational Officer.

(4)

Mr. Quinlan ceased serving as CEO on April 19, 2020, and, accordingly, did not receive a cash bonus under the 2020 MIP. Pursuant to his Separation Agreement with the Company effective April 9, 2020, Mr. Quinlan received a lump sum cash payment equal to his 2020 MIP target, prorated for the six (6) months he was employed with Sallie Mae in 2020, for a bonus in the amount of $697,500 in lieu of his 2020 MIP actual cash bonus. As a retirement-eligible employee, Mr. Quinlan’s equity awards remain outstanding and subject to vesting on their original terms and conditions.

(5)	This dollar value solely includes Mr. Witter’s 2020 LTIP grant consisting of RSUs and PSUs in April 2020 in connection with his commencement of employment with the Company as Chief Executive Officer.

Vesting of the 2018 PSU Grants

In 2018, 25 percent of the LTIP award granted to Messrs. McGarry, Thome, and Quinlan consisted of PSUs that vested in January 2021 at 150 percent of target based on cumulative charge-offs of 3.40 percent from 2018 — 2020 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2017 as detailed in the table below:

Cumulative Charge-offs Performance Chart for 2018 PSU Grant

Based on Performance Period from January 1, 2018 through December 31, 2020:

Cumulative Charge-offs	Percentage of Award — PSU Payout

≤4.0%	150%

4.5%	125%

5.0%	100%

5.5%	75%

6.0%	50%

6.5%	25%

>6.5%	0%

Pursuant to the terms of the 2018 PSU awards, in January 2021, the NGC Committee approved and certified the actual performance of the cumulative charge-offs performance goal for the performance period from January 1, 2018 through December 31, 2020 relative to pre-established targets. It is important to note that the NGC Committee monitored the impact of the COVID-19 pandemic on the Company’s business throughout the year and determined no changes or adjustments to the 2018 PSUs were necessary as a result of the pandemic.

46    SLM CORPORATION — 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, because the cumulative charge-offs for the relevant cohort were 3.40 percent, in January 2021, Messrs. McGarry, Thome, and Quinlan received the following number of shares of Common Stock pursuant to the vesting of their 2018 PSU grants:

Name	Target Number of Shares of Common Stock Pursuant to the 2018 PSU Award	Actual Shares Number of Shares of Common Stock Pursuant to the 2018 PSU Award(1)

Steven J. McGarry	13,984	21,549

Paul F. Thome	11,833	18,234

Raymond J. Quinlan	74,440	114,713

(1)	Includes Dividend Equivalent Units.

Mr. Witter, Ms. Vieira, and Mr. Kennedy did not receive PSUs in 2018, and thus did not have any PSU grants that vested in January 2021.

Changes to the NEO Long-Term Incentive Program for 2021

In connection with the changes to our executive leadership team, feedback we have received from our stockholders, and our continuous evaluation of our compensation practices, we made significant changes to our incentive compensation for 2021.

As previously disclosed, in connection with our review of, and amendments to, our strategic goals, the NGC Committee reviewed our equity-based compensation policies and determined that it would be in the best interests of the Company to further align our equity-incentive programs with the Company’s performance. Starting in 2021, 75 percent of our equity awards for NEOs are based on the performance of our Common Stock, further aligning the compensation paid to our NEOs with the interests of our stockholders. For 2021, our long-term equity-based compensation is comprised of the following:

•

50 percent of the total long-term equity-based compensation will be in the form of premium priced stock options. These stock options will cliff vest on the third anniversary of the grant date subject to the executive’s continued employment with Sallie Mae. The exercise price will equal a price 15 percent above the fair market value of the Common Stock underlying such stock options on the date of grant.

•

25 percent of the total long-term equity-based compensation will be in the form of PSUs. The PSUs will cliff vest on February 5, 2024, with the number of PSUs to be provided to the applicable executive to be determined by Sallie Mae’s relative total shareholder return. Further, following the vesting of the PSUs, the PSUs will remain subject to transfer restrictions for a period of one year following the vesting date.

•	25 percent of the total long-term equity-based compensation will be time-based RSUs, which will continue to vest ratably on the first three anniversaries of the grant date.

We believe this increased emphasis on performance-based compensation, as well as the greater focus on share value as a key driver for equity-based compensation, should further align our executives’ compensation with the interests of our stockholders.

Risk Assessment of Compensation Plans

The Chief Risk Officer (“CRO”) coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the human resources, internal audit, compliance, and legal departments. The CRO’s responsibilities include: oversight of the annual risk review and assessment of our incentive compensation plans to ensure our employees are not incentivized to take inappropriate risks that could impact our financial position and controls, reputation, and operations; and developing policies and procedures to ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of our incentive compensation plans.

The CRO presented his conclusions to the NGC Committee, and the NGC Committee agreed, that with respect to our 2020 MIP and LTIP, the risks embedded in those plans were within our ability to effectively monitor and manage, properly balanced risk and reward, and were not likely to promote excessive risk-taking.

2021 Proxy Statement — SLM CORPORATION    47

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant

The NGC Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the Chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 2015. Since its appointment, some of the services the Compensation Consultant has provided have included:

•	assisting in developing a compensation proposal for Jonathan W. Witter in connection with his hiring as our CEO;

•	assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	providing market-relevant information as to the composition of director and executive compensation;

•	providing views on the reasonableness of amounts and forms of director and executive compensation;

•	assisting the NGC Committee with incentive plan design decisions;

•	providing guidance on regulatory changes; and

•	reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2020, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

Recognizing that the Company has a limited number of direct peer companies, the NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of considering market compensation data in determining the compensation of our CEO and other NEOs. The peer group, which is periodically reviewed and updated by the NGC Committee, consists of companies that are similar in size (revenue and market capitalization) and in generally similar industries as the Company and with whom the Company may compete for executive talent. The following change was made to the peer group in 2020: the removal of IberiaBank Corporation due to the completion of its acquisition by First Horizon National Corporation in July 2020.

The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank OZK	Prosperity Bancshares, Inc.
BankUnited	Signature Bank
Commerce Bancshares, Inc.	SVB Financial Group
First Republic Bank/CA	Synovus Financial Corp.
F.N.B. Corporation	Texas Capital Bancshares, Inc.
Hancock Whitney Company	Valley National Bancorp
PacWest Bancorp	Webster Financial Corp.
Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

48    SLM CORPORATION — 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Arrangements, Policies, and Practices Related to Executive Compensation Programs

Separation Agreements

As discussed herein, we have entered into Separation Agreements with Messrs. Quinlan and Thome. Each of these Separation Agreements is described in more detail in the section titled “Arrangements with Named Executive Officers,” set forth on page 59.

Share Ownership Guidelines

As of December 31, 2020, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	CEO (Mr. Witter)—lesser of 1 million shares or $5 million in value;

•	Executive Vice President (Mr. McGarry, Mr. Thome, Ms. Vieira, and Mr. Kennedy)—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2020 or are expected to achieve compliance within the applicable five-year period.

Hedging and Pledging Prohibition

Pursuant to the Company’s Stock Trading Window Policy, we prohibit directors, executive officers, and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Pursuant to the Company’s Stock Trading Window Policy, we also prohibit directors, executive officers, and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.

We prohibit hedging and pledging by our directors, executive officers, and senior management because they have the greatest ability to influence the direction of the Company and have a proportionally higher equity ownership than other employees generally. Accordingly, we expect our directors, executive officers, and senior management to bear the risks and rewards of stock ownership. We believe that prohibiting hedging and pledging of Company securities by our directors, executive officers, and senior management is an important governance matter because it promotes alignment with our stockholders.

Clawback

Equity and cash bonus awards made to executives, including our NEOs, under the Predecessor Plan currently contain clawback provisions in the event of a material misstatement of our financial results and certain other events.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2020 all required reports were filed in a timely manner.

Tax Information: Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. The NGC Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the NGC Committee Charter and to the extent permitted by applicable law, rules, or regulations, the NGC Committee may form and delegate all or a portion of its authority to subcommittees composed of one or more members of the NGC Committee or to members of the Company’s management. Each subcommittee has the full power and authority of the NGC Committee as it relates to matters delegated to the subcommittee.

In addition, pursuant to the Predecessor Plan, the NGC Committee has delegated limited authority to a subcommittee consisting of our CEO (who is a director) and the Chair of the NGC Committee to approve bonuses, including RSUs, paid to non-NEO employees. The NGC Committee has also delegated limited authority to our CEO (who is a director) to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

50    SLM CORPORATION — 2021 Proxy Statement

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees. Accordingly, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Nominations, Governance and Compensation Committee

William N. Shiebler, Chair

Mary Carter Warren Franke

Earl A. Goode

Mark L. Lavelle

Jim Matheson

Kirsten O. Wolberg

2021 Proxy Statement — SLM CORPORATION    51

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jonathan W. Witter(6) Chief Executive Officer	2020	657,692	—	8,824,635	—	1,623,930	—	—	11,106,257
Steven J. McGarry Executive Vice President and Chief Financial Officer	2020	519,231	—	697,510	—	811,188	—	43,700	2,071,629
	2019	500,000	—	680,817	—	732,000	—	43,450	1,956,267
	2018	476,155	—	890,168	—	720,563	—	38,750	2,125,636
Paul F. Thome(7) Former Executive Vice President and Chief Administrative Officer	2020	467,308	562,500	590,207	—	—	—	1,085,778	2,705,793
	2019	444,231	—	576,076	—	554,625	—	39,000	1,613,932
	2018	384,616	—	721,325	—	514,001	—	38,750	1,658,692
Donna F. Vieira(8) Executive Vice President and Chief Commercial Officer	2020	467,308	—	590,206	—	621,212	—	39,250	1,717,976
	2019	415,385	550,000	449,995	—	554,625	—	152,065	2,122,070
Daniel P. Kennedy(9) Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank	2020	417,308	—	399,993	—	621,212	—	39,250	1,477,763

Raymond J. Quinlan(10) Former Chairman and Chief Executive Officer	2020	479,308	976,500	3,487,623	—	—	—	4,876,195	9,819,626
	2019	920,769	—	3,665,958	—	1,361,520	—	114,000	6,062,247
	2018	817,308	—	3,909,131	—	1,347,452	—	113,750	6,187,641

(1)

Consists of (i) for Paul Thome, his target bonus for 2020, paid in lieu of the MIP award paid to NEOs for 2020 (as provided for in the SLM Corporation Executive Severance Plan for Senior Officers); (ii) for Donna Vieira, a sign-on cash bonus provided to Ms. Vieira upon her commencement of employment in January 2019; and (iii) for Mr. Quinlan, (x) his target bonus for 2020 in the amount of $697,500, paid in lieu of the MIP award paid to NEOs for 2020 (as provided for in the SLM Corporation Executive Severance Plan for Senior Officers), prorated to reflect the six months for which he was employed in 2020 plus (y) a transition bonus of $279,000 in recognition of his efforts to assist the Company with its transition to a new Chief Executive Officer.

(2)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2018 (for 2020 and 2019, no portion of the MIP award was deferred in the form of vested RSUs); (ii) the PSUs granted to NEOs in 2020, 2019 and 2018; (iii) the NEOs’ 2020, 2019 and 2018 long-term incentive awards of RSUs; (iv) in Mr. Witter’s case for 2020, the RSUs granted pursuant to his make-whole sign-on equity grant upon his commencement of employment on April 2020; and (v) in Ms. Vieira’s case for 2019, the RSUs granted pursuant to her commencement of employment as Chief Marketing Officer. The vested RSU portions of the MIP awards for 2018 performance carry transfer restrictions that lapse in equal increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs and the PSUs and in each case are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 15—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2020 Form 10-K.

(3)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2020, 2019, and 2018. For 2020 and 2019, all MIP awards for the NEOs were paid 100 percent in cash. For 2018, all MIP awards for the NEOs were paid 75 percent in cash and 25 percent in vested RSUs (see footnote (2)). The grant date fair values of the RSU portions of the annual incentive awards that were granted in 2018 are reflected in the Stock Awards column. Mr. Witter’s 2020 bonus was subject to the terms of our MIP and was thus subject to the performance metrics as described herein.

(4)

The Company terminated its tax-qualified pension plan and nonqualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on nonqualified deferred compensation plans.

52    SLM CORPORATION — 2021 Proxy Statement

SUMMARY COMPENSATION TABLE

(5)	For 2020, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)(b)	Consulting Fees ($)	Executive Physical ($)	Total ($)
Jonathan W. Witter	0				0
Steven J. McGarry	39,250			4,450	43,700
Paul F. Thome	33,831	1,051,947			1,085,778
Donna F. Vieira	39,250				39,250
Daniel P. Kennedy	39,250				39,250
Raymond J. Quinlan	39,250	4,371,945	465,000		4,876,195

(a)

Amounts credited to the Company’s tax-qualified and nonqualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $780,000 of total eligible plan compensation. For information regarding amounts credited in respect of nonqualified defined contribution plans, see “Nonqualified Deferred Compensation for Fiscal Year 2020—Supplemental 401(k) Savings Plan” on page 58.

(b)

Amounts paid pursuant to separation and release agreements. The amounts set forth in this column and delivered in the applicable separation and release agreements are provided for in our long-standing Executive Severance Plan for Senior Officers. The amounts set forth in this column do not include the amounts paid to Messrs. Thome and Quinlan in lieu of their payments under the 2020 MIP, which amounts are reflected in the Bonus column. In addition, Mr. Quinlan’s transition bonus is included in the Bonus column.

(6)	Mr. Witter commenced his employment with the Company as Chief Executive Officer on April 20, 2020. Accordingly, no information is displayed for 2018 or 2019.

(7)

Mr. Thome ceased serving as Executive Vice President and Chief Administrative Officer, effective August 10, 2020, and ceased serving as President of Sallie Mae Bank, effective December 31, 2020. The terms of his separation are set forth in his separation and release agreement, as described in further detail in the section titled “Arrangements with Named Executive Officers” on Page 59.

(8)	Ms. Vieira commenced her employment with the Company as Executive Vice President and Chief Marketing Officer on January 14, 2019. Accordingly, no information is displayed for 2018.

(9)

Mr. Kennedy was appointed Chief Operational Officer on August 25, 2020 and President of Sallie Mae Bank on January 1, 2021, and was not an NEO prior to 2020. Accordingly, no information is displayed for 2018 or 2019.

(10)

Mr. Quinlan ceased serving as CEO, effective April 19, 2020, and ceased serving as a director and Chairman of the Board of Directors, effective June 18, 2020. The terms of his separation are set forth in his separation and release agreement, as described in further detail in the section titled “Arrangements with Named Executive Officers” on Page 59.

2021 Proxy Statement — SLM CORPORATION    53

2020 GRANTS OF PLAN-BASED AWARDS TABLE

2020 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2020 performance, including all annual performance bonuses under the 2020 MIP (which were determined and paid in early 2021), and three-year, time-vesting RSU awards and PSUs vesting based on the satisfaction of two performance factors and a TSR modifier, granted January 30, 2020 with respect to the 2020 LTIP awards. The awards listed in this table were granted under the Predecessor Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type(1)	Grant Date	Date of Board or NGC Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan W. Witter	2020 LTIP RSU	4/20/20	3/4/20							237,920	—		1,624,994
	2020 Sign-On RSU(4)	4/20/20	3/4/20							780,669	—		5,331,969
	2020 LTIP PSU	4/20/20	3/4/20					237,920	356,880		—		1,624,994
	2020 MIP(3)	3/4/20	3/4/20		1,425,000	2,539,350					—
Steven J. McGarry	2020 LTIP RSU	1/30/20	1/27/20							29,518	—		324,993
	2020 LTIP PSU	1/30/20	1/27/20					29,518	44,277		—		324,993
	2020 MIP(3)	2/26/20	2/26/20		750,000	1,336,500					—
Paul F. Thome	2020 LTIP RSU	1/30/20	1/27/20							24,977	—		274,997
	2020 LTIP PSU	1/30/20	1/27/20					24,977	37,465		—		274,997
Donna F. Vieira	2020 LTIP RSU	1/30/20	1/27/20							24,977	—		274,997
	2020 LTIP PSU	1/30/20	1/27/20					24,977	37,465		—		274,997
	2020 MIP(3)	2/26/20	2/26/20		562,500	1,002,375					—
Daniel P. Kennedy	2020 LTIP RSU	1/30/20	1/27/20							36,330	—		399,993
	2020 MIP(3)	2/26/20	2/26/20		562,500	1,002,375					—
Raymond J. Quinlan	2020 LTIP RSU	1/30/20	1/30/20							147,593	—		1,624,999
	2020 LTIP PSU	1/30/20	1/30/20					147,593	221,389		—		1,624,999

(1)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

(3)

For Mr. Witter, Mr. McGarry, Ms. Vieira, and Mr. Kennedy, the “Target” and “Maximum” amounts set forth in this row in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitutes each NEO’s target bonus and maximum bonus, respectively, potentially payable in cash under the 2020 MIP. 2020 MIP amounts were awarded in cash on February 5, 2021, and the actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table.

(4)

Grant made pursuant to the commencement of employment of Mr. Witter as Chief Executive Officer of the Company. The award will vest annually as follows: (i) 40 percent to vest on the first anniversary of the grant date; (ii) 40 percent on the second anniversary of the grant date; and (iii) 20 percent on the third anniversary of the grant date.

54    SLM CORPORATION — 2021 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jonathan W. Witter(4)	—	—	—	—	—	1,266,760	15,695,156
Steven J. McGarry	—	—	—	—	—	135,537	1,679,303
Paul F. Thome	—	—	—	—	—	114,996	1,424,883
Donna F. Vieira	—	—	—	—	—	78,697	975,056
Daniel P. Kennedy	—	—	—	—	—	75,892	940,313
Raymond J. Quinlan	—	—	—	—	—	705,683	8,743,412

(1)	The vesting dates of the NEOs’ unvested RSU awards and any underlying DEUs that were outstanding as of December 31, 2020 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2021	# of RSUs Vesting - Vesting Date 2022	# of RSUs Vesting - Vesting Date 2023
Jonathan W. Witter(4)	04/20/2020	1,028,840	394,989 - 4/20	394,992 - 4/20	238,859 - 4/20
Steven J. McGarry	01/26/2018	13,767	13,767 - 1/26	—	—
	01/28/2019	19,642	9,821 - 1/28	9,821 - 1/28	—
	01/30/2020	28,698	9,565 - 1/30	9,567 - 1/30	9,566 - 1/30
Paul F. Thome	01/26/2018	11,765	11,765 - 1/26	—	—
	01/28/2019	16,784	8,392 - 1/28	8,392 - 1/28	—
	01/30/2020	24,313	8,104 - 1/30	8,105 - 1/30	8,104 - 1/30
Donna F. Vieira	01/28/2019	28,379	14,189 - 1/28	14,190 - 1/28	—
	01/30/2020	25,339	8,445 - 1/30	8,447 - 1/30	8,447 - 1/30
Daniel P. Kennedy	01/26/2018	12,230	12,230 - 1/26	—	—
	01/28/2019	26,804	13,402 - 1/28	13,402 - 1/28	—
	01/30/2020	36,857	12,285 - 1/30	12,286 - 1/30	12,286 - 1/30
Raymond J. Quinlan	01/26/2018	73,288	73,288 - 1/26	—	—
	01/28/2019	105,766	52,883 - 1/28	52,883 - 1/28	—
	01/30/2020	143,454	47,817 - 1/30	47,819 - 1/30	47,818 - 1/30

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OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

(2)	The vesting dates of the NEOs’ unvested PSU awards and any underlying DEUs that were outstanding as of December 31, 2020 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of Performance Underlying Award	# of PSUs Vesting - Vesting Date 2021	# of PSUs Vesting - Vesting Date 2022	# of PSUs Vesting - Vesting Date 2023
Jonathan W. Witter(4)	04/20/2020	237,920	—	—	237,920 - 1/30
Steven J. McGarry	01/26/2018	13,984	13,984 - 1/26	—	—
	01/28/2019	29,926	—	29,926 - 1/28	—
	01/30/2020	29,518	—	—	29,518 - 1/30
Paul F. Thome	01/26/2018	11,833	11,833 - 1/26	—	—
	01/28/2019	25,322	—	25,322 - 1/28	—
	01/30/2020	24,977	—	—	24,977 - 1/30
Donna F. Vieira	01/30/2020	24,977	—	—	24,977 - 1/30
Daniel P. Kennedy	—	—	—	—	—
Raymond J. Quinlan	01/26/2018	74,440	74,440 - 1/26	—	—
	01/28/2019	161,141	—	161,141 - 1/28	—
	01/30/2020	147,593	—	—	147,593 - 1/30

(3)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2020 of $12.39.

(4)

Mr. Witter’s commencement of employment as the Chief Executive Officer occurred on April 20, 2020, resulting in a combination of awards consisting of: (i) RSUs that vest in one-third increments over a three-year period; (ii) RSUs that vest over a three-year period in increments of 40 percent/40 percent/20 percent; and (iii) PSUs that vest in January 2023.

56    SLM CORPORATION — 2021 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2020

OPTION EXERCISES AND STOCK VESTED IN 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jonathan W. Witter	—	—	—	—
Steven J. McGarry	30,000	167,610	53,367	600,888
Paul F. Thome	30,000	120,810	42,543	479,197
Donna F. Vieira	—	—	13,986	155,664
Daniel P. Kennedy	25,000	147,175	35,999	405,639
Raymond J. Quinlan	—	—	294,819	3,318,803

(1)	The value realized on vesting is the number of shares vested, including any accrued DEUs where applicable, multiplied by the closing market price of the Company’s Common Stock on the vesting date.

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NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2020

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2020

Deferred Compensation Plan for Key Employees

The table below provides information about the nonqualified deferred compensation of the NEOs in 2020. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent that, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. No such contributions under the DC Plan were made for any NEO for 2020. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Our stock previously served as one of the available investment options under the DC Plan, but has since been removed as an option. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to us. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $785,000 of total eligible pay.

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jonathan W. Witter	—	—	—	—	—	—
Steven J. McGarry	Supplemental 401(k)	25,000	25,000	85,331	—	570,895
	DC Plan			5,117	—	26,238
Paul F. Thome	Supplemental 401(k)	25,000	25,000	25,133	—	501,128
Donna F. Vieira	Supplemental 401(k)	25,000	25,000	9,379	—	59,379
Daniel P. Kennedy	Supplemental 401(k)	25,000	25,000	59,345	—	371,880
Raymond J. Quinlan	Supplemental 401(k)	25,000	25,000	59,766	—	394,549

(1)	Company Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 5 to the Summary Compensation Table.

58    SLM CORPORATION — 2021 Proxy Statement

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under our long-standing Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) prorated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) our decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO (x 2.0); Higher than Executive Vice President (x 1.5); Executive or Senior Vice President (x 1.0). Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the terms of the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and noncompetition and nonsolicitation agreements.

Change in Control Severance Plan

Under our long-standing Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a prorated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates, and equity awards granted after January 1, 2009 become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and noncompetition and nonsolicitation agreements.

Separation and Release Agreement with Mr. Quinlan

After a thorough review of the Company’s organizational structure and needs, as well as a comprehensive search for Mr. Quinlan’s successor, in which Mr. Quinlan participated, the Company appointed Mr. Witter as its CEO, effective April 20, 2020. Accordingly, the Company and Mr. Quinlan mutually agreed upon Mr. Quinlan’s separation from the Company, and, on April 9, 2020, the Company and Mr. Quinlan entered into an agreement in connection with his separation from the Company pursuant to the terms of the Severance Plan described above, as applied to an executive officer whose separation from the Company was mutually agreed upon. Under the separation and release agreement, which contains a customary release of claims against the Company and restrictive covenants in favor of the Company, including a 24-month noncompetition and nonsolicitation covenant, Mr. Quinlan agreed to: (i) resign as CEO effective April 19, 2020; (ii) no longer serve as a director or Chair of the Board of Directors immediately following the 2020 Annual Meeting; and (iii) serve as a consultant for the Company through December 31, 2020. Following the 2020 Annual Meeting, Mr. Quinlan was entitled to payments under the Severance Plan, which included the following: (i) a lump sum cash severance payment equal to two times the sum of (x) Mr. Quinlan’s latest base salary and (y) the annualized performance bonus compensation calculated based on the 24-month period immediately prior to the 2020 Annual Meeting; (ii) a lump sum payment equal to Mr. Quinlan’s target bonus for 2020, prorated to reflect the 6 months that Mr. Quinlan was employed by the Company in 2020; and (iii) if Mr. Quinlan elected to continue his participation in the Company’s group health insurance plan under applicable COBRA regulations, the Company would pay the applicable COBRA premiums for a period of up to 24 months. Pursuant to the 2012 Plan, and the applicable award agreements, all unvested, outstanding equity awards continue to vest on their original vesting terms and dates as set forth in the applicable award agreements. In addition, in consideration of Mr. Quinlan’s efforts in connection with the Company’s transition to a

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ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

new CEO, the Company granted Mr. Quinlan a transition bonus equal to $279,000 payable in cash. For his services as a consultant, the Company paid Mr. Quinlan total compensation of $465,000, with such amount paid in 6 equal monthly installments, in arrears, for the period from July 1, 2020 through December 31, 2020.

Separation and Release Agreement with Mr. Thome

On August 10, 2020, the Company and Mr. Thome entered into an agreement in connection with his separation from the Company. Under the separation agreement, which contains a customary release of claims against the Company and restrictive covenants in favor of the Company, including a 12-month noncompetition and nonsolicitation covenant, Mr. Thome agreed to (i) resign as Chief Administrative Officer effective August 10, 2020; (ii) continue to serve as President of Sallie Mae Bank through December 31, 2020, at which point he would step down as President; and (iii) serve as a consultant for the Company from January 1, 2021 through December 31, 2021. Following his separation on December 31, 2020, Mr. Thome was entitled to payments under the Severance Plan, which include the following: (i) a lump sum cash severance payment equal to one times the sum of (x) Mr. Thome’s current base salary and (y) the annualized performance bonus compensation calculated based on the 24-month period immediately prior to December 31, 2020; (ii) a lump sum payment equal to Mr. Thome’s target bonus for 2020; and (iii) if Mr. Thome elects to continue his participation in the Company’s group health insurance plan under applicable COBRA regulations, the Company will pay the applicable COBRA premiums. Pursuant to the 2012 Plan, and the applicable award agreements, all unvested, outstanding equity awards continue to vest on their original vesting terms and dates as set forth in the applicable award agreements. For his services as a consultant, the Company will pay Mr. Thome total compensation of $225,000, with such amount to be paid in 12 monthly installments, in arrears, for the period from January 1, 2021 through December 31, 2021.

Offer Letter with Mr. Witter

On March 4, 2020, the Company and Mr. Witter entered into a letter agreement (the “Witter Offer Letter”) pursuant to which he is serving as the Company’s Chief Executive Officer. Pursuant to the Witter Offer Letter, Mr. Witter will have an annual base salary of $950,000 and participate in the Company’s compensation and benefit plans, including its annual management incentive program, the 2012 Plan, the Severance Plan, and the Change in Control Severance Plan. Pursuant to the Company’s 2020 Long-Term Incentive Program, Mr. Witter received an equity grant on his start date based on the full-year target level award for his position, which for 2020 was $3,250,000, with the same terms and conditions as such grants made to the Company’s other executive officers in 2020. In addition, Mr. Witter received a sign-on equity grant equal to the value of his existing equity awards that were outstanding, unvested, and subject to forfeiture (excluding any awards he received from his prior employer in 2020), with such value to be determined based on the average closing price of his prior employer’s common stock for the 20-day trailing period ending on March 4, 2020, and the number of the Company’s shares underlying the RSUs based on the average closing price of the Company’s common stock for the 20-day trailing period ending on April 20, 2020. To the extent any such outstanding equity awards from his prior employer are not forfeited, Mr. Witter would forfeit the number of the Company’s RSUs that hold an equivalent value to the equity awards that were permitted to vest.

60    SLM CORPORATION — 2021 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Mr. Witter, Mr. McGarry, Mr. Thome, Ms. Vieira, and Mr. Kennedy on December 31, 2020, and, for Mr. Quinlan, on April 19, 2020, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2020. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2020 of $12.39 per share.

The following severance arrangements were effective for Mr. Witter, Mr. McGarry, Mr. Thome, Ms. Vieira, Mr. Kennedy, and Mr. Quinlan on December 31, 2020: (i) the Severance Plan; (ii) the Change in Control Severance Plan; and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2012 Plan and predecessor equity plans.

2021 Proxy Statement — SLM CORPORATION    61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)

Jonathan W. Witter

Equity	—	15,724,829	15,724,829	—	—	15,724,829

Cash Severance	—	7,047,860	4,948,930	—	—	4,948,930

Medical Insurance/Outplacement	—	34,576	40,932	—	—	40,932

Total	—	22,807,265	20,714,691	—	—	20,714,691

Steven J. McGarry

Equity	—	1,946,071	1,946,071	—	1,946,071	1,946,071

Cash Severance	—	3,622,376	1,271,594	—	—	1,271,594

Medical Insurance/Outplacement	—	33,777	40,333	—	—	40,333

Total	—	5,602,224	3,257,998	—	1,946,071	3,257,998

Paul F. Thome

Equity	—	1,620,200	1,620,200	—	1,620,200	1,620,200

Cash Severance	—	2,700,000	1,008,563	—	—	1,008,563

Medical Insurance/Outplacement	—	26,424	34,818	—	—	34,818

Total	—	4,346,624	2,663,581	—	1,620,200	2,663,581

Donna F. Vieira

Equity	—	979,548	979,548	—	—	979,548

Cash Severance	—	2,817,424	1,037,919	—	—	1,037,919

Medical Insurance/Outplacement	—	34,576	40,932	—	—	40,932

Total	—	3,831,548	2,058,399	—	—	2,058,399

Daniel P. Kennedy

Equity	—	940,313	940,313	—	—	940,313

Cash Severance	—	2,817,424	996,900	—	—	996,900

Medical Insurance/Outplacement	—	33,777	40,333	—	—	40,333

Total	—	3,791,514	1,977,546	—	—	1,977,546

Raymond J. Quinlan

Equity	—	—	9,314,102	—	—	—

Cash Severance	—	—	5,026,700	—	—	—

Medical Insurance/Outplacement	—	—	39,396	—	—	—

Total	—	—	14,380,198	—	—	—

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 31, 2020, based on the closing market price of the Company’s Common Stock on that date of $12.39. Assumes RSUs and stock options are not assumed in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Witter’s and Mr. Quinlan’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the 2012 Plan).

(5)

For Equity Vesting—Employees are considered retirement eligible at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2020, Mr. McGarry, Mr. Thome, and Mr. Quinlan were retirement eligible. Mr. Quinlan was retirement eligible on April 19, 2020, the last day he served as CEO for the Company.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the Predecessor Plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2020, based on the closing market price of the Company’s Common Stock on that date of $ 12.39.

62    SLM CORPORATION — 2021 Proxy Statement

2020 PAY RATIO DISCLOSURE

2020 PAY RATIO DISCLOSURE

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2020:

•	the median of the annual total compensation of all our employees (except our CEO) was $86,090;

•	the annual total compensation of our CEO was $11,398,565; and

•

the ratio of these two amounts was 132 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule. Please see our discussion below in the section “Determination of Annual Total compensation of our ‘Median Employee’ and our CEO” for further discussion with respect to the increase in our pay ratio for 2020.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2020, our employee population consisted of approximately 1,600 individuals (as reported in Item 1, Business, in our 2020 Form 10-K). Our employee population consisted of our workforce of full-time, part-time, seasonal, and temporary employees.

We selected December 31, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee” because we wanted to measure the median employee’s compensation on the same date our CEO’s pay is calculated.

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including leave pay, military pay, volunteer pay and holiday pay, and the bonus calculation included any performance-based incentive payment). We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States who provides support in our operations business.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2020 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2020 (as set forth in the 2020 Summary Compensation Table on page 52 of this proxy statement), adjusted to include the cost to the Company in 2020 of specified employee benefits that are provided on a nondiscriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our CEO’s annual total compensation for 2020 for purposes of the CEO Pay Ratio Rule is not equal to the amount reported in the “Total” column in the 2020 Summary Compensation Table because Mr. Witter has only served as our CEO since April 20, 2020. Accordingly, his compensation for the CEO Pay Ratio has been adjusted to reflect what he would have received had he served as our CEO for all of 2020.

We note that our pay ratio between our median employee and CEO for 2020 is greater than the 84 to 1 reported for 2019. While Mr. Witter’s compensation is similar to the compensation paid to our former CEO, Mr. Quinlan, in connection with his hiring, Mr. Witter also received a one-time make-whole sign-on equity grant in recognition of his existing equity awards from his prior employer that he forfeited. At this time, it is anticipated that our pay ratio for 2021 will be more closely aligned with our historic pay ratio disclosures.

2021 Proxy Statement — SLM CORPORATION    63

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our directors’ compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2020 DIRECTOR COMPENSATION TABLE

The following table provides summary information for the year ended December 31, 2020, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)

Paul G. Child	120,000	99,993		14	220,007

Mary Carter Warren Franke	132,500	99,993		21	232,514

Earl A. Goode	100,000	99,993		11	200,004

Marianne M. Keler	97,500	99,993		21	197,514

Mark L. Lavelle	95,000	99,993		21	195,014

Jim Matheson	90,000	99,993		21	190,014

Frank C. Puleo	105,000	99,993		14	205,007

Vivian C. Schneck-Last	95,000	99,993		21	195,014

William N. Shiebler	105,000	99,993		11	205,004

Robert S. Strong	100,000	99,993		14	200,007

Kirsten O. Wolberg	90,000	99,993		21	190,014

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2020 Annual Meeting each received a restricted stock award on June 18, 2020, which vests in full upon the 2021 Annual Meeting. The grant date fair market value for each share of restricted stock granted on June 18, 2020 to directors is based on the closing market price of our stock on June 18, 2020, which was $7.69. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies,” and Note 15, “Stock-Based Compensation Plans and Arrangements,” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2020 Form 10-K. Each director received a total of 13,003 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2021 Annual Meeting if the director is still incumbent at that time.

(3)

We did not grant any stock options to the non-employee directors during 2020. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

64    SLM CORPORATION — 2021 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation Elements

The following table highlights the material elements of our 2020 director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Board Chair Retainer*	$75,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
• Compliance Committee	$20,000
• Strategic Planning Committee**	$10,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000
• Compliance Committee	$10,000
• Strategic Planning Committee**	$ 5,000

*

Due to the appointment of Ms. Franke as independent Board Chair, effective June 18, 2020, the role of Lead Independent Director, which paid an annual cash retainer of $35,000 was eliminated at that time. Accordingly, Mr. Child only received his cash payments for his service as Lead Independent Director through June 18, 2020.

**

Effective September 17, 2020, the Strategic Planning Committee was eliminated. Accordingly, the annual cash retainers for chair and membership service by those respective directors of this committee have been prorated and paid only through September 17, 2020.

In addition to the committees above, some of our non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2020 in connection with this committee.

In addition to the cash retainers set forth above, our non-employee directors each received $100,000 in restricted stock awards, which resulted in a grant date fair value of $99,993. These restricted stock awards will vest and become transferable upon the Company’s 2021 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Directors’ compensation is determined by the Board of Directors, and the NGC Committee makes recommendations to the Board of Directors based on periodic benchmarking assessments and advice received from the NGC Committee’s independent compensation consultant. In making recommendations to the Board of Directors, the NGC Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable companies. The NGC Committee also considers the unique skill set required to serve on our Board of Directors and the time commitment associated with preparation for and attendance at meetings of the Board of Directors and its committees as well as external commitments, such as engagement with our stockholders and regulators.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of December 31, 2020, all then-current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

2021 Proxy Statement — SLM CORPORATION    65

DIRECTOR COMPENSATION

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2020, none of the non-employee directors actively participated in the Director Deferral Plan.

66    SLM CORPORATION — 2021 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Other Matters for the 2021 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2022 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2022 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2022 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 29, 2021, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2022 proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for our 2022 annual meeting must be received by it not earlier than the close of business on February 8, 2022, nor later than the close of business on March 10, 2022. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. In addition, officers, directors, regular employees, or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2020 Form 10-K, this proxy statement and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver, promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2021 Proxy Statement — SLM CORPORATION    67

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 12, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ under the symbol “SLM.” On April 12, 2021, 322,869,208 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about April 28, 2021, we mail a Notice of Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an email that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee, or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1, 2, and 3 but do include Proposal 4 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet prior to the meeting. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2021. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the prerecorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee, or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2021.

•	By Internet during the meeting. You may vote electronically via the Internet at www.virtualshareholdermeeting.com/SLM2021.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee, or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign, and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 7, 2021. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign, and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 7, 2021.

68    SLM CORPORATION — 2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee, or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 4 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, 2, and 3 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee, or other nominee.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” the approval of the 2021 Omnibus Incentive Plan, including the number of shares of Common Stock authorized for issuance under the 2021 Omnibus Incentive Plan, in Proposal 2;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 3; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 4.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone, or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Voting at the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2021.

If your shares are held in street name, contact your broker, bank, trustee, or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.

Who will count the vote? Votes will be tabulated by our Chief Legal, Government Affairs & Communications Officer, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 12, 2021, or duly appointed proxies, may attend. No one who is not a stockholder will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting? You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2021. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form, or notice. We suggest you log in at least 15 minutes before the start of the meeting.

Can I ask questions at the Annual Meeting? Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

2021 Proxy Statement — SLM CORPORATION    69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How to Participate in the Annual Meeting

Online:

1. Visit www.virtualshareholdermeeting.com/SLM2021 and

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70    SLM CORPORATION — 2021 Proxy Statement

APPENDIX A

APPENDIX A

SLM CORPORATION

2021 OMNIBUS INCENTIVE PLAN

1.	Plan

SLM Corporation, a Delaware corporation (the “Company”), established this SLM Corporation 2021 Omnibus Incentive Plan (this “Plan”), effective June 8, 2021 (the “Effective Date”). This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

2.	Objectives

This Plan is designed to attract and retain Employees, to attract and retain qualified non-employee Directors, to encourage proprietorship of such Employees and Directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants (as defined herein) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3.	Definitions

As used herein, the terms set forth below shall have the following respective meanings:

“Appreciation Award Limit” has the meaning set forth in Paragraph 5.b.i.

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Cash Award or Other Stock-Based Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of the Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Cause” shall have the meaning set forth in the Participant’s Award Agreement.

“Change in Control” means an occurrence of any of the following events:

a.    an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities;

b.    during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board (and any new Director whose election by such Board or nomination for election by the stockholders of the Company was approved by a vote of majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) cease for any reason to constitute a majority of Directors constituting such Board;

c.     the consummation of a merger, consolidation, amalgamation, or reorganization involving the Company, unless the Company resulting from such merger, consolidation, amalgamation, or reorganization (the “Surviving Company”) and either (i) the stockholders of

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APPENDIX A

the Company immediately before such merger, consolidation, amalgamation, or reorganization own, directly or indirectly immediately following such merger, consolidation, amalgamation, or reorganization, at least fifty percent (50%) of the combined voting power of the Surviving Company in substantially the same proportion as their ownership immediately before such merger, consolidation, amalgamation, or reorganization, or (ii) at least a majority of the members of the Board of Directors of the Surviving Company were Directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation, amalgamation, or reorganization; or

d.    the consummation of (i) the sale or other disposition of all or substantially all of the assets of the Company or (ii) a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Nominations, Governance and Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the Common Stock, par value $0.20 per share, of the Company.

“Company” means SLM Corporation, a Delaware corporation, or any successor thereto.

“Director” means an individual serving as a member of the Board who is not an Employee and an individual who has agreed to become a director of the Company or any of its Subsidiaries and actually becomes such a director following such date of agreement.

“Director Award” means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

“Disability” means (1) if the Participant is an Employee, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (2) if the Participant is a Director, a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Code Section 409A that is triggered upon a Disability, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

“Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee; provided that Fair Market Value may also be determined by such methods or procedures as may be established by the Committee from time to time, in its discretion, to the extent permissible under, and in accordance with, Code Section 409A.

“Full-Value Award Limit” has the meaning set forth in Paragraph 5.b.ii.

“Good Reason” shall have the meaning set forth in the Participant’s Award Agreement.

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APPENDIX A

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422 and is not designated as a Nonqualified Stock Option.

“Nonqualified Stock Option” means an Option that does not comply with the requirements set forth in Code Section 422 or is designated as a Nonqualified Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” means an Award granted pursuant to Paragraph 8.c.vii that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances an amount of cash or one share of Common Stock or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Predecessor Plan” means the SLM Corporation 2012 Omnibus Incentive Plan.

“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of a Restricted Stock Unit.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

“Stock-Based Award Limits” has the meaning set forth in Paragraph 5.a.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing fifty percent (50%) or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns fifty percent (50%) or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

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APPENDIX A

4.	Eligibility

a.    Employees. All Employees are eligible for Employee Awards under this Plan; provided, however, that if the Committee makes an Employee Award to an individual whom it expects to become an Employee following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

b.    Directors. All Directors are eligible for Director Awards under this Plan; provided, however, that, if the Board makes a Director Award to an individual it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards (including Substitute Awards) to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.

5.	Common Stock Available for Awards

a.    Subject to the provisions of Paragraph 15 hereof and except for Substitute Awards, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 20,700,000 shares of Common Stock (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Stock Award granted under this Plan shall be counted against the Maximum Share Limit as one share of Common Stock; each Option and SAR shall be counted against the Maximum Share Limit as one share of Common Stock. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cash-settled, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cash-settled, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit (i.e., increased by one share of Common Stock, if a Stock Award, and one share of Common Stock, if an Option or SAR). The following shares of Common Stock shall not become available again for issuance under the Plan:

i.    Shares of Common Stock that have been retained or withheld by the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award; and

ii.    Shares of Common Stock that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

b.    Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards of the specified type made hereunder:

i.    Appreciation Awards – Options and SARs. No Employee may be granted during any calendar year Option or SAR Awards exercisable, covering or relating to more than the greater of (x) 1,500,000 shares of Common Stock and (y) shares of Common Stock with a grant date fair value, as determined as of the Grant Date, of $10,000,000 (the “Appreciation Award Limit”).

ii.    Full-Value Awards – Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards. No Employee may be granted during any calendar year Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards that may be settled solely in shares of common stock, covering or relating to more than the greater of (x) 1,500,000 shares of Common Stock and (y) shares of Common Stock with Fair Market Value, as determined as of the Grant Date, of $10,000,000 (the “Full-Value Award Limit”).

iii.    Cash Awards. No Employee may be granted during any calendar year (x) Cash Awards or (y) Performance Awards, Restricted Stock Unit Awards, Performance Unit Awards or Other Stock-Based Awards that may be settled solely in cash, having a value determined on the Grant Date in excess of $5,000,000.

iv.    Director Awards. No non-employee Director may be granted during any calendar year Awards or other cash compensation having an aggregate value determined on the Grant Date in excess of $750,000.

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APPENDIX A

In applying the foregoing limits, (A) all Awards of the specified type granted to the same Employee in the same fiscal year will be aggregated and made subject to one limit; (B) the limits applicable to Options and SARs refer to the number of Shares subject to those Awards; (C) the Share limit under clause (ii) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (ii) assuming a maximum payout; (D) the dollar limit under clause (iii) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (iii) assuming a maximum payout; and (E) if the Committee determines to settle a full-value Award specified in clause (ii) in cash, the maximum aggregate amount of cash that may be paid pursuant to such Awards to any Employee in a fiscal year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date multiplied by the number of Shares set forth in clause (ii).

6.	Administration

a.    Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock and (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function). Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6.c hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of the Participant’s death, Disability, or retirement, upon a Participant’s termination of employment by the Company without Cause, upon a Participant’s resignation from employment for Good Reason, or in connection with a Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (x) not adverse to the Participant to whom such Award was granted, (y) consented to by such Participant or (z) authorized by Paragraph 15.c hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten (10) years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

b.    Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

c.    Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 15 hereof, without the approval of the Company’s stockholders, the terms of outstanding Award Agreements may not be amended so as to (i) reduce the Exercise Price of any outstanding Options or SARs, (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs or (iii) cancel any outstanding Options or SARs with an Exercise Price greater than the Fair Market Value of Shares underlying such Option or SAR in exchange for any other Award or otherwise provide a cash buyout for such Option or SAR.

7.	Delegation of Authority

To the extent permitted by applicable law, the Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Paragraph 4.a above, to the Board or to any other committee of the Board; provided that such delegation is made in writing and specifically sets forth such delegated authority. To the extent permitted under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under this Plan (except that such delegation shall not be applicable to any Award for a Director or Employee then covered by Section 16 of the Exchange Act). The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

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APPENDIX A

8.	Employee Awards

a.    The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8.a hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 13 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

b.    Minimum Vesting. Except as otherwise provided in Paragraph 8.a and 9:

i.     For the Chief Executive Officer only, any Stock Award:

(x)    that is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant; provided, however, that such Stock Award may vest incrementally over the Restriction Period; provided, further that in no event shall any incremental portion of a Stock Award that is not a Performance Award vest prior to the one-year anniversary of the date of grant of such Award; and

(y)    that is a Performance Award shall have a minimum performance measurement period of three years; provided, however, that the Committee may provide for earlier vesting in the event of the Chief Executive Officer’s termination of employment by reason of death, Disability, retirement, by the Company without Cause, by the Participant for Good Reason, or in connection with a Change in Control.

ii.    For all other Employees, any Stock Award:

(x)    that is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant;

(y)    that is a Performance Award shall have a minimum performance period of one year; provided, however, that the Committee may provide for earlier vesting in the event of an Employee’s termination of employment by reason of death, Disability, retirement, by the Company without Cause, by the Participant for Good Reason, or in connection with a Change in Control.

The foregoing notwithstanding, five percent (5%) of the total number of shares of Common Stock available for issuance under this Plan shall not be subject to the minimum Restriction Period or performance period, as applicable, described in the preceding sentence.

c.      Form of Awards.

i.    Options. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. Except in the case of Substitute Awards, the price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.

With respect to Incentive Stock Options only, the terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Incentive Stock Options may be granted only to Employees who were employees of the Company or of a parent or subsidiary corporation (as defined in Code Section 424) at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the day three (3) months (or, in the case of an employee whose termination of service was due to death or Disability, one (1) year) before the date of the exercise of the Incentive Stock Option. Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the shares of Common Stock subject to Employee’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date of the grant of such Incentive Stock Option. No Incentive Stock Options may be issued more than 10 years following the earlier of (x) the date of adoption or (y) the most recent date of approval of the Plan by the stockholders of the Company.

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APPENDIX A

ii.    Stock Appreciation Rights. An Employee Award may be in the form of an SAR. Except in the case of Substitute Awards, the Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

iii.    Restricted Stock Awards. An Employee Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.a hereof.

iv.    Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to receive Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.a hereof.

v.    Performance Unit Awards. An Employee Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.a hereof. The terms, conditions and limitations applicable to a Performance Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee.

vi.    Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

vii.    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

d.    Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, any Employee Award granted under this Plan may be structured as a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.

Performance Awards granted to Employees may be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include, without limitation, one or more of the following: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital and cash flow per share), (b) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (c) return measures (including return on assets, capital, equity, sales and operating revenue), (d) total stockholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) income (including net income, operating income and net operating income), (i) operating profit (including net operating profit), (j) margins (including gross or operating margin), (k) market share, (l) loan volume, (m) overhead or other expense reduction, (n) charge-off levels, (o) deposit growth, (p) operating efficiency, (q) economic value added, (r) customer or employee satisfaction, (s) debt reduction, (t) capital targets, (u) consummation of acquisitions, dispositions, projects or other specific events or transactions, (v) liquidity, (w) capital adequacy, (x) ratio of nonperforming to performing assets, (y) ratio of common equity to total assets, or (z) regulatory compliance metrics. Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are

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APPENDIX A

based on, or able to be derived from, GAAP, and may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

The Committee may provide that any evaluation of performance may include or exclude certain events that occur during a Performance Period including without limitation: (i) amortization, depreciation or impairment of tangible or intangible assets; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs or reductions in force or early retirement programs; (v) any extraordinary, unusual, infrequently occurring or non-recurring items that may be defined in an objective and non-discretionary manner under or by reference to GAAP, accounting standards or other applicable accounting standards in effect from time to time and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) the sale of investments or non-core assets; (vii) discontinued operations, categories or segments; (viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock-based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases.

9.	Director Awards

The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion. Any Stock Award that is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that, to the extent such vesting period is determined based on the dates of the annual meeting of the Company’s shareholders (the “Annual Meeting”), a Stock Award may have a vesting period that is determined based on the period between Annual Meetings regardless of whether such period is at least one year.

10.	Award Payment; Clawback; Dividends and Dividend Equivalents

a.    General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

b.    Clawback. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant may be required to repay any such excess amount to the Company.

c.    Dividends and Dividend Equivalents. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that any such dividends or Dividend Equivalents paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals, shall be subject to the same restrictions and/or Performance Goals, as applicable, as the underlying Stock Award.

A-8    SLM CORPORATION — 2021 Proxy Statement

APPENDIX A

11.	Option Exercise

The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.

12.	Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for the purpose of satisfying any tax liability must equal no more than the maximum amount of such tax liability. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13.	Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no material amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that (i) materially increases the number of shares to be issued under this Plan (except for permitted adjustments under Section 15); (ii) materially increases the benefits to participants, including any material change to (x) permit a repricing (or decrease in exercise price) of outstanding Options, (y) reduce the price at which Awards or Options may be offered or (z) extend the duration of the Plan; (iii) materially expands the class of participants eligible to participate in the Plan and (iv) expands the types of Awards provided under the Plan.

14.	Assignability

Unless otherwise determined by the Committee (or the Board in the case of Director Awards) and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

15.	Adjustments

a.    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with, or junior to, the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.    In the event of any subdivision or consolidation of outstanding shares of Common Stock, extraordinary cash dividend or declaration of a dividend payable in shares of Common Stock or other stock split, then (1) the number of shares of Common Stock reserved under this

2021 Proxy Statement — SLM CORPORATION    A-9

APPENDIX A

Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the Exercise Price or other price in respect of such Awards, (4) the Stock-Based Award Limits, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any merger, consolidation, amalgamation, or reorganization of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the Performance Goals, and (v) the Stock-Based Award Limits to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

c.    In the event of a merger, consolidation, amalgamation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

d.    No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

16.	Predecessor Plan

a.    The Company may continue to grant stock- and cash-based awards under the Predecessor Plans prior to and on the Effective Date, including, without limitation, annual awards to the Directors on the Effective Date. Following the Effective Date, no additional stock awards shall be granted under the Predecessor Plan.

b.    Any shares remaining available for future issuance under the Predecessor Plan as of the Effective Date shall not be available under the Predecessor Plan as of the Effective Date.

c.    From and after the Effective Date, all outstanding stock awards granted under the Predecessor Plan shall remain subject to the terms and conditions of the Predecessor Plan.

17.	Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18.	Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an

A-10    SLM CORPORATION — 2021 Proxy Statement

APPENDIX A

Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

19.	Code Section 409A

a.    Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

b.    Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

c.    If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

d.    If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award.

20.	Awards to Foreign Nationals and Employees Outside the United States

The Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

21.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

22.	Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

2021 Proxy Statement — SLM CORPORATION    A-11

APPENDIX A

23.	Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

24.	Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

25.	Effectiveness

This Plan, as approved by the Board on April 9, 2021, became effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Notwithstanding the foregoing, this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s stockholders on or before June 8, 2021. To the extent the stockholders of the Company should fail to so approve this Plan on or before such date, this Plan shall not be of any force or effect.

IN WITNESS WHEREOF, SLM Corporation has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

SLM CORPORATION

By:
Title:
Date:

A-12    SLM CORPORATION — 2021 Proxy Statement

APPENDIX B

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)	Year Ended December 31, 2020
“Adjusted Core Earnings” adjustments to GAAP:
GAAP net income	$880,690
Preferred stock dividends	9,734
GAAP net income attributable to SLM Corporation common stock	$870,956
“Adjusted Core Earnings” adjustments to GAAP:
Net impact of derivative accounting(1)	(10,164)
Add provisions for credit losses	93,133
Less: net charge-offs	(216,036)
Net tax benefit(2)	(32,486)
Total “Adjusted Core Earnings” adjustments to GAAP	(100,581)
“Adjusted Core Earnings” attributable to SLM Corporation common stock	$770,375
GAAP diluted earnings per common share	$2.25
Total adjustments, net of tax	(0.26)
“Adjusted Core Earnings” diluted earnings per common share	$1.99

(1)

Derivative Accounting: “Adjusted Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2)	“Adjusted Core Earnings” tax rate is based on the effective tax rate at the Bank, where the derivative instruments are held.

2021 Proxy Statement — SLM CORPORATION    B-1

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET

Before The Meeting—Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting—Go to www.virtualshareholdermeeting.com/SLM2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35580-                KEEP THIS PORTION FOR YOUR RECORDS

P00228

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote
FOR the following proposals:
1. Election of Directors
Nominees:		For	Against	Abstain			For	Against	Abstain
1a. Paul G. Child		☐	☐	☐	1k. Jonathan W. Witter		☐	☐	☐
1b. Mary Carter Warren Franke		☐	☐	☐	1l. Kirsten O. Wolberg		☐	☐	☐
1c. Marianne M. Keler		☐	☐	☐	2. Approval of the 2021 Omnibus Incentive Plan, including the number of shares of Common Stock authorized for issuance under the 2021 Omnibus Incentive Plan.		☐	☐	☐
1d. Mark L. Lavelle		☐	☐	☐
1e. Ted Manvitz		☐	☐	☐	3. Advisory approval of SLM Corporation’s executive compensation.		☐	☐	☐
1f. Jim Matheson		☐	☐	☐	4. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2021.		☐	☐	☐
1g. Frank C. Puleo		☐	☐	☐
1h. Vivian C. Schneck-Last		☐	☐	☐
1i. William N. Shiebler		☐	☐	☐
1j. Robert S. Strong		☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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E35581-P00228

SLM CORPORATION

Annual Meeting of Stockholders

June 8, 2021 1:00 PM Eastern Daylight Time

Via the Internet at www.virtualshareholdermeeting.com/SLM2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 8, 2021, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2, 3, and 4, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.